                                 EXHIBIT 4(y)

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               -------------------------------------------------

                       Corrections Corporation of America

                                       to

               -------------------------------------------------

                         Liberty Bank and Trust Company
                         of Tulsa, National Association


                                ---------------
                                TRUST INDENTURE
                                ---------------

                           Dated as of August 1, 1996


                                    Securing

                                 $24,700,000
                       Corrections Corporation of America
                         Detention Center Revenue Bonds
                                  Series 1996




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

                                TRUST INDENTURE


         THIS TRUST INDENTURE, dated as of August 1, 1996 (the "Indenture"), between Corrections Corporation of America (the "Issuer"), a Delaware corporation, and Liberty Bank and Trust Company of Tulsa, National Association, a national banking association having offices in Tulsa, Oklahoma (in its capacity as trustee to be hereinafter referred to as the "Trustee");


                                  WITNESSETH:

         WHEREAS, the Issuer intends to (i) issue and sell its Detention Center Revenue Bonds, Series 1996 in the aggregate principal amount of $24,700,000 (the "Bond" or "Bonds"), to provide for the acquisition, construction, equipping and financing of a 512-bed detention facility in Taylor, Williamson County, Texas (as hereinafter defined as the "Project"); and (ii) secure the repayment of the Bonds by (A) the assignment contained herein from the Issuer to the Trustee pursuant to which the Issuer assigns to the Trustee for the benefit of the Registered Owners (as hereinafter defined) its rights to "Revenues" (as defined herein), (B) the execution and delivery of a Mortgage (as defined herein) and (C) the delivery to the Trustee of an irrevocable direct-pay letter of credit dated the date of issuance of the Bonds in the amount of $25,156,781 issued by First Union National Bank of North Carolina (in such capacity, the "Bank"); and

         WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof; and

         WHEREAS, the Issuer has determined that the Bonds to be issued hereunder shall be substantially in the following form, with such variations, omissions and insertions as are required or permitted by this Indenture:

                 [Form of Bond]

                                              CUSIP 220256AA9
                                              ---------------

THE PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, AND INTEREST ON THIS BOND ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES AND SPECIAL FUNDS PLEDGED FOR THEIR BENEFIT PURSUANT TO THE INDENTURE. THE BONDS DO NOT CONSTITUTE A DEBT OR GENERAL OBLIGATION OF THE ISSUER. THE ISSUER IS ONLY OBLIGATED TO MAKE BOND PAYMENTS TO THE EXTENT IT RECEIVES REVENUES FROM THE OPERATION OF THE PROJECT.

THIS BOND MAY BE TENDERED FOR PURCHASE AS DESCRIBED HEREIN. DELIVERY OF AN OPTIONAL TENDER NOTICE WITH RESPECT TO THIS BOND CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED THEREIN AND IS BINDING ON SUBSEQUENT REGISTERED OWNERS OF THIS BOND. THIS BOND ALSO IS SUBJECT TO MANDATORY TENDER AND PURCHASE (WITHOUT THE RIGHT TO RETAIN) AS DESCRIBED HEREIN. IN THE EVENT THE REGISTERED OWNER FAILS TO DELIVER THIS BOND TO THE TENDER AGENT ON THE SPECIFIED PURCHASE DATE, THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE.

                       Corrections Corporation of America
                         Detention Center Revenue Bonds
                                  Series 1996

                                                                  No. R-________

Registered Owner: _______________________

Principal Amount: _______________________

Maturity Date:  December 1, 2015

Initial Interest Rate: A variable rate of interest determined by the Remarketing Agents on the date of issuance.

Interest Payment Dates: The first Business Day of each month, commencing September 3, 1996, through the Maturity Date.

Original Delivery Date: August 1, 1996





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

         Corrections Corporation of America (hereinafter called the "Issuer"), a Delaware corporation, for value received, hereby promises to pay (but only from the sources and in the manner hereinafter mentioned) to the Registered Owner, or registered assigns, the Principal Amount on the Maturity Date and to pay (but only from the sources and in the manner hereinafter mentioned) interest thereon from the Interest Payment Date next preceding the Date of Authentication indicated hereon, unless it is authenticated on an Interest Payment Date, in which event it shall bear interest from such date, payable on each Interest Payment Date, until payment of said principal sum has been made or provided for, at the rate or rates per annum provided for below. Principal and interest and premium, if any, shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest shall be paid on each Interest Payment Date by check mailed to the person in whose name this Bond is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that interest shall also be payable, at the registered owner's expense, by wire transfer to the account at a member bank of the Federal Reserve System of any registered owner of Bonds in the aggregate principal amount of $1,000,000 or more at the written request (identifying such account by number) of the registered owner received by the Trustee (as hereinafter defined) at least five
(5) days before the Regular Record Date or Special Record Date (as defined in the Indenture). In the event the Interest Payment Date is not a Business Day, interest shall be paid on the next succeeding Business Day as if paid on the Interest Payment Date. While the Bonds bear interest at the Variable Rate (as hereinafter defined), the Regular Record Date will be the close of business on the Business Day immediately preceding each Interest Payment Date. While the Bonds bear interest at the Fixed Rate (as hereinafter defined), the Regular Record Date will be the 15th calendar day of the month preceding each Interest Payment Date, whether or not a Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such defaulted interest to be fixed by the Trustee, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Principal and redemption price shall be paid upon surrender of this Bond at the corporate trust office of Liberty Bank and Trust Company of Tulsa, National Association, as Trustee, in the City of Tulsa, Oklahoma. Payment of the purchase price of Bonds purchased as described herein shall be paid, upon surrender of such Bonds, at the office of First Union National Bank of Virginia (in such capacity, the "Tender Agent") in the City of Richmond, Virginia.





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

         This Bond is issued under and pursuant to the laws of the State of Texas (the "State"), and under and pursuant to a resolution duly adopted by the Issuer. This Bond and the interest thereon shall not be deemed to constitute or to create in any manner a debt or general obligation of the Issuer, but shall be limited obligations of the Issuer payable solely from the revenues and other funds pledged therefor.

         This Bond is one of the Bonds of a duly authorized issue of revenue bonds of the Issuer in the aggregate original principal amount of 24,700,000 and is known as "Detention Center Revenue Bonds, Series 1996" (the "Bonds").

         The Bonds have been issued in order to provide funds for the acquisition, construction, equipping and financing of a 512-bed detention center located in Taylor, Williamson County, Texas (the "Project").

         This Bond is issued under and pursuant to a Trust Indenture dated as of August 1, 1996 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "Indenture"), by and between the Issuer and Liberty Bank and Trust Company of Tulsa, National Association (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "Trustee"). An executed counterpart of the Indenture is on file at the corporate trust office of the Trustee in Tulsa, Oklahoma. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and interest on and any other amounts payable under the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee and the rights of the Registered Owners of the Bonds, and, by the acceptance of this Bond, the Registered Owner hereof assents to all of the provisions of the Indenture.

         The Indenture obligates the Issuer to maintain a Credit Facility (as hereinafter defined) during the period of time the Bonds bear interest at the Variable Rate (the "Variable Rate Period").

         Credit Facility. The Issuer has entered into a Letter of Credit and Reimbursement Agreement dated as of August 1, 1996 (the "Reimbursement Agreement") with First Union National Bank of North Carolina (in such capacity, the "Bank"). Pursuant to the Reimbursement Agreement, the Issuer has caused a Letter of Credit issued by the Bank (the "Letter of Credit"), to be delivered to the Trustee. The Trustee shall be entitled under the Letter of Credit to draw up to an amount of $25,156,781 of which (a) $24,700,000





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

shall support the payment of principal or that portion of the purchase price corresponding to principal of the Bonds and (b) $456,781 shall support the payment of up to 45 days' interest or that portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 15% per annum. Subject to the provisions of the Indenture, the Issuer is required during the Variable Rate Period to maintain with the Trustee the Letter of Credit or an alternate credit facility with terms and provisions substantially the same as those of the Letter of Credit (an "Alternate Credit Facility"). During the Variable Rate Period, unless the Letter of Credit or the then current Alternate Credit Facility is replaced prior to its expiration in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption as provided in the Indenture upon expiration of the Credit Facility.

         Source of Funds. The principal of, premium, if any, and interest on the Bonds are payable solely from "Revenues" (as defined in the Indenture) and from any other moneys held by the Trustee under the Indenture for such purpose, including, with respect to principal and interest only, moneys drawn by the Trustee under the Letter of Credit or such other credit facility or facilities, if any, as may then be held by the Trustee under the Indenture for the benefit of the Registered Owners (the Letter of Credit or any Alternate Credit Facility is hereafter referred to as the "Credit Facility" and the Bank as the issuer of the Letter of Credit and any institution issuing an Alternate Credit Facility are herein called the "Credit Facility Issuer"). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption and purchase price) and interest with all other Bonds issued under the Indenture.

         Interest Rates

         Initial Interest Rate . This Bond shall bear interest from the Date of Authentication to and including August 7, 1996 at the Initial Interest Rate.

         Variable Rate. After August 7, 1996 and prior to the Conversion Date (hereinafter defined), the Bonds shall bear interest at a rate per annum equal to a variable rate established as hereinafter provided (the "Variable Rate"). The Variable Rate shall be equal to the rate of interest certified in writing to the Trustee by First Union National Bank of North Carolina (acting through its Capital Markets Group) and Stephens Inc. (herein, with their respective successors in such capacity, the "Remarketing Agents") on and as of each Wednesday (or the next succeeding Business Day (as defined in the Indenture) if such Wednesday is not a Business Day) (the "Determination Date") as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agents taking into account market conditions prevailing on the





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

Determination Date, to enable the Remarketing Agents to arrange for the sale of all of the Bonds on and as of each Thursday following the Determination Date (or the next succeeding Business Day (as defined in the Indenture) following the Determination Date if the Determination Date is not on a Wednesday) in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement) and shall be effective on the first day of the next Calculation Period (as hereinafter defined). In the event the Remarketing Agents fail to certify such rate for any Calculation Period or if for any reason the Variable Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any period, such rate for each Calculation Period thereafter shall be equal to the LIBOR rate for a period equal to 30 days (as reported as of 10:00 a.m. on the Determination Date on the display designated as "Page 5" of the Telerate Service (or such other display as may replace Page 5 on the Telerate Service)), as determined by the Trustee. For purposes hereof, "Calculation Period" shall mean the period from and including the day following the Determination Date of each week (even if not a Business
Day) to and including the following Determination Date. Notwithstanding anything to the contrary contained herein or in the Indenture, the Variable Rate shall in no event be a rate in excess of the lesser of (i) 15% per annum and (ii) the maximum rate permitted by law. Interest prior to the Conversion Date shall be computed on the basis of a 365 or 366 day year, as applicable (except in the case of a LIBOR rate, in which event interest will be computed on the basis of a 360 day year), for the number of days actually elapsed, and shall be payable on each Interest Payment Date.

         Fixed Rate. (a) The interest rate on this Bond shall be converted to the Fixed Rate at the option of the Issuer pursuant to the Indenture to convert the rate of interest on all Bonds then outstanding from the Variable Rate to a Fixed Rate (the "Fixed Rate Election"), on any Interest Payment Date by giving written notice, accompanied by the items described in Section 202(e) of the Indenture, to the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agents, which notice shall specify the Placement Agents which have agreed to use their best efforts to arrange for the sale of any Bonds to be tendered or deemed tendered for purchase on the Conversion Date (the "Placement Agents"). At least 25 days prior to the Conversion Date, the Placement Agents shall determine a Preliminary Fixed Rate which, in the sole judgment of the Placement Agents based on market conditions prevailing on the date such rate is determined, is the minimum fixed annual rate of interest necessary to enable the Placement Agents to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof if the Bonds were tendered for purchase on the Conversion Date. The Placement Agents shall promptly notify the Trustee and the Issuer of the Preliminary Fixed Rate.





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

         (b) As soon after determination of the Preliminary Fixed Rate as practicable (but in no event more than three Business Days thereafter) a notice shall be mailed by the Trustee to each registered owner stating, among other things, (i) the Preliminary Fixed Rate, (ii) that depending on market conditions, the Fixed Rate may be higher but in no event shall be lower than the Preliminary Fixed Rate, (iii) the Conversion Date, (iv) that after the tenth day preceding the Conversion Date, the owner shall not be entitled to tender this Bond for purchase as described below under the caption "Optional Tender During Variable Rate Period," (v) if applicable, that payment of this Bond will not be supported by a Credit Facility after the Conversion Date and
(vi) that this Bond shall be deemed tendered for purchase on the Conversion
Date.

         (c) Upon the Conversion Date stated in such notice, the Fixed Rate to be borne by the Bonds from the Conversion Date until the maturity or prior redemption of the Bonds (the "Tendered Bonds") shall be determined as follows:

                 (i) if the Placement Agents shall have arranged for the sale of any or all of the Tendered Bonds at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate at which all such Bonds were sold by the Placement Agents, provided that all such Bonds shall be sold at a rate greater than or equal to the Preliminary Fixed Rate; and

                 (ii) if the Placement Agents shall have arranged for the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.

         (d) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be the lesser of (i) 200 basis points over the yield on the then current 30 year U.S. Treasury securities and (ii) the Maximum Rate (as defined in the Indenture.) Notwithstanding anything to the contrary contained herein or in the Indenture, the Fixed Rate and the Preliminary Fixed Rate shall in no event be a rate of interest in excess of the maximum rate permitted by law.

         (e) The Fixed Rate shall be computed on the basis of a 360 day year of twelve equal months of 30 days each, and shall be payable on each Interest Payment Date after the Conversion Date until the principal of, and premium, if any, and interest on the Bonds shall have been paid in full.

         Interest Rate Determination Binding. The determination of the interest rate on the Bonds in accordance with the terms of the Indenture shall be conclusive and binding upon the Registered Owners, the Issuer, the Trustee, the Remarketing Agents, the Placement Agents, the Tender Agent and the Credit Facility Issuer.





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

                        REDEMPTION OR PURCHASE OF BONDS


         Optional Redemption. (a) While the Bonds bear interest at the Variable Rate, the Bonds shall be subject to redemption at the option of the Issuer, with the consent of the Bank (so long as the original Credit Facility supports the Bonds) on any Interest Payment Date, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

         (b) The Bonds shall be subject to redemption at the option of the Issuer, at any time in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date in the event of damage, destruction or condemnation of the Project, all as more fully described in Section 701(b) of the Indenture.

         Mandatory Redemption. (a) During the Variable Rate Period, the Bonds shall be subject to mandatory redemption in whole on the Interest Payment Date occurring closest to but not less than 10 days prior to the date of expiration of the then current Credit Facility unless an Alternate Credit Facility has been provided in accordance with the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

         (b) The Bonds are subject to mandatory redemption in whole or in part with funds transferred to the Bond Fund (as defined in the Indenture) from the Project Fund (as defined in the Indenture) at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest thereon to the redemption date. In the event the amount transferred from the Project Fund is less than $100,000 or a lesser amount which would result in any Registered Owner holding Bonds in denominations other than authorized denominations, the Trustee may hold such amounts in the Bond Fund and apply it to the next succeeding payment of principal or interest due on the Bonds.

         If the Letter of Credit has not been extended or an Alternate Credit Facility has not been obtained to replace the Letter of Credit effective on its expiration date of June 15, 1997, the Bonds will be redeemed on the June 1, 1997 Interest Payment Date. Any Bonds not tendered on such date shall be deemed tendered and shall cease to evidence indebtedness of the Issuer represented by this Bond and will cease to bear interest on such Interest Payment Date.

         Notice of Redemption and Selection of Bonds. Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by the Trustee not more than 60 days and not less than 30 days prior to the redemption date, by mailing a copy of the redemption notice by first class mail to the registered





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

owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register maintained by the Bond Registrar (as defined in the Indenture). Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so deposited. All Bonds so called for redemption, including Bonds purchased by the Issuer as provided in the Indenture but not yet surrendered for payment of the purchase price, will cease to bear interest on the specified redemption date provided funds for their redemption price and any accrued interest payable on the specified redemption date are on deposit at the principal place of payment at that time. If less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected in the following order of priority: first, Bonds pledged to the Credit Facility Issuer, second Bonds owned by the Issuer, and third, Bonds selected by lot as further provided in the Indenture.

         Mandatory Purchase Upon Conversion to Fixed Rate. The Bonds shall be subject to mandatory purchase in whole on the Conversion Date at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Any Bonds not tendered on the Conversion Date shall be deemed tendered and will cease to bear interest on the Conversion Date.

         THE REGISTERED OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO THE MANDATORY PURCHASE OF THIS BOND (WITHOUT RIGHT TO RETAIN) AS PROVIDED IN THE INDENTURE, AND AGREES THAT THIS BOND SHALL BE PURCHASED ON THE DATE SPECIFIED UPON DEPOSIT WITH THE TRUSTEE OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE REGISTERED OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE REGISTERED OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TRUSTEE ON THE DATE SPECIFIED, INTEREST SHALL CEASE TO ACCRUE HEREON AND THE REGISTERED OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE.

         Optional Tender During Variable Rate Period. While the Bonds bear interest at a Variable Rate, any Bond or portion thereof in an authorized denomination shall be purchased on the demand of the Registered Owner thereof on any Business Day at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase upon delivery to the Tender Agent of an Optional Tender Notice in the form attached hereto as Exhibit A (the "Optional Tender Notice") specifying the date on which such Bond shall be purchased, which date shall be a Business Day not prior to the seventh day after the date of delivery of the Optional Tender Notice nor after the tenth day preceding the Conversion Date. Unless the Bonds are held pursuant to a book-entry system as described below, to receive payment of the purchase price, the owner will be required to deliver such Bond to the Tender Agent, accompanied by an executed form of assignment





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and any other instruments of transfer satisfactory to the Tender Agent, not less than five days prior to the purchase date specified in such notice as provided in the Indenture. No purchase of Bonds at the option of the Registered Owner thereof or on the Conversion Date shall be deemed to be a payment or redemption of the Bonds or any portion thereof. Notwithstanding the foregoing, no Registered Owner shall have a right to tender its Bond(s) for purchase as described in this paragraph following acceleration of the payment of the Bonds pursuant to the terms of the Indenture. THE REGISTERED OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES THAT DELIVERY OF THE WRITTEN NOTICE DESCRIBED IN THIS PARAGRAPH BY THE OWNER CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED, AND THAT THIS BOND SHALL BE PURCHASED ON SUCH DATE UPON DEPOSIT WITH THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE REGISTERED OWNER OF THIS BOND UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TENDER AGENT ON THE DATE SPECIFIED IN THE NOTICE, THIS BOND SHALL BE HELD BY THE OWNER AS AGENT FOR THE ISSUER, INTEREST SHALL CEASE TO ACCRUE HEREON AND THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFIT OF THE INDENTURE AND THE ISSUER SHALL, TO THE EXTENT PERMITTED BY LAW, EXECUTE AND THE TRUSTEE SHALL AUTHENTICATE AND DELIVER A SUBSTITUTE BOND IN LIEU OF THE UNDELIVERED BOND.

         Tender Agent . The Issuer has appointed First Union National Bank of Virginia as Tender Agent. The Tender Agent may be changed at any time by the Issuer, with the consent of the Credit Facility Issuer and the Trustee.

         Authorized Denominations. Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof; provided that if less than $100,000 principal amount of Bonds is outstanding, one Bond shall be issued in such smaller denomination. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations. Except as provided in this paragraph, in no event shall Bonds be redeemed or selected for redemption if such redemption will result in any Registered Owner owning Bonds in principal amounts other than authorized denominations.

         Transfer. This Bond is transferable by the Registered Owner hereof or his duly authorized attorney at the corporate trust office of Liberty Bank and Trust Company of Tulsa, National Association, as Bond Registrar, in Tulsa, Oklahoma, in compliance with the terms and conditions set forth in the Indenture and upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer, the Bond Registrar or





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

the Trustee may prescribe, and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED, THAT IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN PROVIDED PURSUANT TO A DRAW UNDER THE CREDIT FACILITY, THIS BOND IS NOT TRANSFERABLE TO ANYONE OTHER THAN THE ISSUER OR ITS ASSIGNEE OR PLEDGEE. Upon any such transfer, a new Bond or Bonds registered in the name of the transferee or transferees in denominations authorized by the Indenture and in the same aggregate principal amount as the principal amount of this Bond will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and neither the Issuer, the Bond Registrar nor the Trustee shall be affected by any notice to the contrary.

         The Issuer may make appropriate arrangements for the Bonds (or any portion thereof) to be issued or held by means of a book-entry system administered by The Depository Trust Company ("DTC") with no physical distribution of Bonds made to the public (other than those Bonds, if any, not held under such book-entry system). References in the remainder of this paragraph and in the next five succeeding paragraphs to a Bond or the Bonds shall be construed to mean the Bond or Bonds held under the book-entry system. In such event, one Bond for each maturity shall be issued to DTC, and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

         Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant's interest in the Bonds. Beneficial ownership interests in the Bonds may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the "Beneficial Owners." The Beneficial Owners shall not receive Bonds representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Bonds. Transfers of ownership interests in the Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners.
SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THE INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THE INDENTURE.

         Payments of principal, premium, interest and purchase price with respect to the Bonds, so long as DTC is the only owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee,





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

Cede & Co. as provided in the Letter of Representation from the Issuer, the Remarketing Agents and the Trustee (in its capacities as such and as Tender Agent and paying agent) to DTC (the "Letter of Representation"). DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. The Issuer and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

         In the event that (a) DTC determines not to continue to act as securities depository for the Bonds or (b) the Issuer or the Trustee determines that the continuation of the book-entry system of evidence and transfer of ownership of the Bonds would adversely affect their interests or the interests of the Beneficial Owners of the Bonds, the Issuer shall discontinue the book-entry system with DTC. If the Issuer fails to identify another qualified securities depository to replace DTC, the Trustee shall authenticate and deliver replacement Bonds in the form of fully registered Bonds to each Beneficial Owner.

         ** THE ISSUER, THE REMARKETING AGENTS, THE TENDER AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (a) THE BONDS; (b) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (c) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND INTEREST ON THE BONDS; (d) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (e) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (f) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS REGISTERED OWNER.

         In the event that a book-entry system of evidence and transfer of ownership of the Bonds is discontinued pursuant to the provisions of the indenture, the Bonds shall be delivered solely as fully registered Bonds without coupons in the Authorized Denominations, shall be lettered "R" and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof and of the Indenture.

         The Registered Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon.

         Modifications or alterations of the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the owners of the Bonds.

         Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder shall be subject to the limitation that payment of interest to the Registered Owner of this Bond shall not be required to the extent that receipt of any such payment by the owner of this Bond would be contrary to the provisions of law applicable to such Bond which limits the maximum rate of interest which may be charged or collected by such owner.

         This Bond shall be governed by and construed in accordance with the laws of the State.

         All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

     IN WITNESS THEREOF, Corrections Corporation of America has caused this Bond to be executed with the manual or facsimile signature of the Chairman and Chief Executive Officer of Corrections Corporation of America, its official seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of the Secretary of Corrections Corporation of America, all as of August 1, 1996.


                                 CORRECTIONS CORPORATION OF AMERICA



                                 By:
                                         ------------------------------------
                                         Doctor R. Crants
                                         Chairman and Chief Executive Officer
[SEAL]

ATTEST:



-----------------------------------
Darrell K. Massengale
Secretary

                         CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.


                                 LIBERTY BANK AND TRUST COMPANY OF TULSA,
                                 NATIONAL ASSOCIATION, as Trustee


                                 By:
                                    ------------------------------------------
                                    Authorized Signatory

                                    Date of Authentication:
                                                           ------------------

                            (Form of Abbreviations)

         The following abbreviations, when used in the description on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM -        as tenants in common
         TEN ENT -        as tenants by the entireties
         JT TEN  -        as joint tenants with the right of survivorship
                          and not as tenants in common
         UTMA    -        Uniform Transfers to Minors Act

                           Custodian for
         -----------------               ----------------------
              (Cust)                            (Minor)

under Uniform Transfers to Minors Act of
                                         ----------------------
                                               (State)

                Additional abbreviations may also be used though
                             not in the above list.

                              [Form of Assignment]

         For value received, the undersigned hereby sells, assigns and transfers unto the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________, attorney to transfer the said Bond on the bond register, with full power of substitution in the premises.


Dated:
                                           ----------------------------------
                                           Signature of Assignor


Social Security Number or
Tax Identification
Number of Transferee:
                                           ----------------------------------

Signature(s) must be guaranteed by an
institution which is a participant
in the Securities Transfer Agents
Medallion Program ("STAMP") or
similar program:
                                           ----------------------------------


NOTICE: The assignor's signature to this Assignment must correspond with the name as it appears on the face of the within Bond in every particular without alteration or any change whatever.

                                   EXHIBIT A

               FORM OF REGISTERED OWNER'S OPTIONAL TENDER NOTICE

                                                            Date _______________

First Union Bank of Virginia,
as Tender Agent for the Bonds issued
under the Trust Indenture dated as of
August 1, 1996 (the "Indenture") between
Liberty Bank and Trust Company of Tulsa,
  National Association as Trustee and
  Corrections Corporation of America

Attention: Corporate Trust Department (Bond Administration)

         Re: Corrections Corporation of America Detention Center Revenue Bonds, Series 1996 numbered R-____________, CUSIP 220256AA9 in the principal amount of $_____________ (the "Bonds").

         (1) The undersigned hereby certifies that it is the lawful registered owner of the Bonds described above on the date hereof and that such Bonds are free and clear of any liens or encumbrances.

         (2) Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of the Bonds described above.

         (3) The date on which the Bonds shall be purchased shall be ___________________________, 19___. [Note: This date must be a Business Day
(as defined in the Indenture) at least seven (7) days after receipt of this notice to the Tender Agent and at least ten days prior to the Conversion Date, as such terms are defined in the Indenture].

         (4) The person or persons to whom or to whose order the proceeds of the purchase of the Bonds are to be paid is and the address or addresses of such payee or payees is _____________________________________________________.
Payment shall be by:

               certified bank check
         -----
               wire transfer
         -----
                          wiring instructions:
                                              -------------------------

                                              -------------------------

                                              -------------------------

         (5) The undersigned hereby irrevocably authorizes and instructs the Trustee or the Bond Registrar (as defined in the Bonds) to effect the transfer of such Bonds (or any Bond(s) exchanged therefor), upon payment of the purchase price therefor, to the purchaser(s) thereof, whether or not it delivers such Bonds as agreed pursuant to paragraph (7) hereof.

         (6) The undersigned hereby acknowledges that, even if it fails to deliver such Bonds, the Bonds shall nevertheless be purchased pursuant to the Indenture, and that, in any event, on and after the proposed purchase date set forth in paragraph 3 hereof, the Bonds will cease to be outstanding for all purposes under the Indenture, to evidence the indebtedness of the Issuer with respect thereto and to bear interest.

         (7) The undersigned hereby undertakes to deliver the Bonds to you, as Tender Agent, at 901 E. Cary Street, 2nd Floor, Richmond, Virginia 23219,
Attention: Corporate Trust Department-CCA/Taylor 1996 Tender, Telecopy No.
(804) 788-9661, at least five days prior to the proposed purchase date set forth in paragraph 3 above duly endorsed in blank for transfer.

                         Name of Registered Owner:
                                                   ---------------------------
                                                               (Type or Print)

                         Signature:
                                    ------------------------------------------


Signature(s) must be guaranteed by an
institution which is a participant
in the Securities Transfer Agents
Medallion Program ("STAMP") or
similar program:
                                    -------------------------------------------


                                  Name of Institution:
                                                       ------------------------

                                  Date:
                                        ---------------------------------------
and;

         NOW, THEREFORE, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Registered Owners, and also for and in consideration of the sum of One Dollar to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, delivered, secured and accepted by the Registered Owners and any and all other persons who shall from time to time be or become owners thereof, and in order to secure the payment of the Bonds at any time issued and outstanding hereunder and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained;

         THE ISSUER DOES HEREBY PLEDGE AND ASSIGN, and grant a security interest unto the Trustee and its successors and assigns for the benefit of the owners of the Bonds all right, title and interest of the Issuer presently owned or hereafter acquired in and to the following (collectively, the "Trust Estate"):

         (a) All money or securities at any time on deposit in, in transit to or credited to any account or Fund created hereunder (except the Bond Purchase Fund), including without limitation the Project Fund and the Bond Fund (each as hereinafter defined), including capitalized interest on deposit in the Bond Fund;

         (b)     The Revenues (as hereinafter defined); and

         (c)     The Mortgage (as hereinafter defined);

and it is so mutually agreed and covenanted by and between the parties hereto for the equal and proportionate benefit and security of the Registered Owners without preference, priority or distinction as to lien or otherwise, except as hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise, for the benefit of the Registered Owners and as security for the fulfillment of the obligations of the Issuer hereunder;

         TO HAVE AND TO HOLD the same forever, subject, however, to the exceptions, reservations and matters therein and herein recited but IN TRUST, nevertheless, for the benefit and security of the owners from time to time of the Bonds delivered hereunder and issued by the Issuer and outstanding;

         PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with Article XIV hereof, the principal of and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Registered Owners, then this Indenture and all covenants, agreements and other obligations of the Issuer hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer such instruments in writing as shall be required to evidence the discharge hereof; otherwise, this Indenture shall be and remain in full force and effect; and

         PROVIDED, FURTHER, that the Trustee neither undertakes nor assumes any obligations of the Issuer as set forth in this Indenture.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that the Bonds issued and secured hereunder are to be issued and delivered and the Trust Estate and other revenues and funds herein pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenants, and does hereby agree and covenant, with the Trustee and with the Registered Owners of said Bonds, as follows, that is to say:

                                   ARTICLE I

                                  Definitions

         Section 1011. Definitions. All words and terms defined in the Lease Agreement shall have the same meanings in this Indenture, unless otherwise specifically defined herein. In addition, the following words and terms as used in this Indenture shall have the following meanings unless some other meaning is plainly intended:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purpose of this definition, "Control" when used with respect to a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternate Credit Facility" means an irrevocable direct-pay letter of credit, insurance policy, surety bond or similar credit enhancement or support facility, including any extensions thereof, issued for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the Registered Owners be the same (except for the expiration date set forth in such Alternate Credit Facility) as the Letter of Credit, all as set forth in Section 603 hereof, and except changes pursuant to this Indenture with respect to interest or premium coverage in connection with a concurrent interest rate reset or conversion.

         "Authenticating Agent" means the Trustee and any agent so designated in and appointed pursuant to Section 208 hereof.

         "Available Moneys" means (a) with respect to any payment date occurring during any period that the Bonds are entitled to the benefit of a Credit Facility, (i) moneys which have been paid to the Trustee by the Issuer (including moneys transferred from the Project Fund pursuant to Section 401 hereof) and which have been on deposit with the Trustee for at least 366 days during and prior to which no Event of Bankruptcy shall have occurred, and the proceeds from the investment of such moneys once such moneys have been held by the Trustee for at least 366 days, and (ii) moneys on deposit with the Trustee representing proceeds from the remarketing by the Remarketing Agents of Bonds to persons other than the Issuer or any Affiliate as described in Article III hereof, which, in each case, were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys were at any time held and (iii) moneys drawn under a Credit Facility which in each case were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys (other than those drawn under a Credit Facility) were at any time held and (b) with respect to any payment date not occurring during a period that the Bonds are entitled to the benefit of a Credit Facility, any moneys furnished to the Trustee and the proceeds from the investment thereof. The Trustee may conclusively rely on the fact that no Event of Bankruptcy has occurred unless notified in writing to the contrary by the Issuer, the Bank or the owners of not less than 25% in aggregate principal amount of Bonds Outstanding.

         "Bank" means First Union National Bank of North Carolina, as the issuer of the Letter of Credit.

         "Bank Account" means the account of that name established in the Bond Purchase Fund pursuant to Section 302 hereof.

         "Beneficial Owner" shall have the meaning set forth in Section 206 hereof.

         "Board" means the Board of Directors of the Issuer.

         "Bond" or "Bonds" means any bond or bonds authenticated and delivered under this Indenture.

         "Bond Fund" means the trust fund so designated which is established pursuant to Section 502(a) hereof.

         "Bond Payments" means payments of interest or interest and principal to be made with respect to the Bonds on each Interest Payment Date.

         "Bond Purchase Fund" means the trust fund so designated which is established pursuant to Section 302 hereof.

         "Bond Registrar" means the Bond Registrar as designated in Section 204 hereof.

         "Business Day" means a day upon which banks in the State and the State of North Carolina and Oklahoma are open for the transaction of business of the nature required pursuant to the Indenture.

         "Calculation Period" means the period from and including the day following the Determination Date of each week (even if not a Business Day) to and including the earlier of the Conversion Date or the following Determination Date; provided that if during the Variable Rate Period the Determination Date is a Regular Record Date, such Calculation Period will extend until the Business Day following such Determination Date, and the subsequent Calculation Period shall commence on the day following the end of such prior Calculation Period.

         "Cede & Co." means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Bonds.

         "Conversion Date" means that Business Day elected by the Issuer in accordance with Section 202(e) hereof as the effective date of conversion of the interest rate on the Bonds from the Variable Rate to the Fixed Rate, which date shall be an Interest Payment Date.

         "Costs of the Project" means (i) all fees, costs and expenses incurred by the Issuer in relation to the acquisition, construction, equipping and financing of the Project, including without limitation, design, planning, engineering and legal costs; acquisition costs of the Land, other interests in land, right-of-way and easements; construction costs; costs of machinery, equipment and other capital assets incident and related to the operation, maintenance and administration of the Project; and financing costs, placement agents', structuring and other fees; and fees and expenses for legal, financial and other professional services, (ii) the costs and expenses relating to the restoration or replacement of all or part of the Project and (iii) the fees and expenses owing to the Trustee under the Indenture.

         "Counsel" means an attorney or firm of attorneys that may, but need not, be counsel to the Issuer or counsel to the Credit Facility Issuer.

         "Credit Facility" means the Letter of Credit or any Alternate Credit Facility and including any extensions thereof delivered to the Trustee pursuant to Article VI hereof.

         "Credit Facility Issuer" means the Bank with respect to the Letter of Credit and the institution issuing any Alternate Credit Facility.

         "DTC" means the Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

         "DTC Participant" or "DTC Participants" means securities brokers and dealers, banks, trust companies and clearing corporations that have access to the DTC system.

         "Defaulted Interest" has the meaning provided in Section 209 hereof.

         "Determination Date" means the Wednesday of each week or if Wednesday is not a Business Day then the next succeeding Business Day.

         "Event of Bankruptcy" means a petition by or against the Issuer under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than bankruptcy proceedings instituted by the Issuer against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.

         "Event of Default" means any of the events specified in Section 901 hereof to be an Event of Default.

         "Fixed Rate" means the fixed rate of interest established pursuant to
Section 202(e) hereof.

         "Fixed Rate Period" means the period during which the Fixed Rate is in effect.

         "Government Obligations" means (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America, and (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America.

         "Indenture" means this Trust Indenture as amended or supplemented at the time in question.

         "Initial Interest Rate" means a variable rate of interest determined by the Remarketing Agents on the date of issuance of the Bonds.

         "Initial Rate Period" means the period from and including the date of initial authentication and delivery of the Bonds to and including August 7, 1996.

         "Interest Payment Date" means the first Business Day of each month commencing September 2, 1996, through the Maturity Date of the Bonds and any date specified as a Conversion Date in accordance with Section 202(e) hereof.

         "Investment Obligations" means:

         (a) Government Obligations maturing within one year from the date of acquisition thereof;

         (b) obligations of any state or political subdivision of the United States or any agency or instrumentality thereof if (i) such obligations are secured by cash, Government Obligations or a combination thereof (A) which have been deposited into a segregated escrow account for and irrevocably pledged to the payment, when due, of the principal or redemption price of and interest on such obligations and (B) which are sufficient, without reinvestment, to provide for the payment, when due, of the principal or redemption price of and interest on such obligations; or (ii) such obligations are insured as to timely payment of principal or redemption price and interest by an insurance company or commercial bank with capital, surplus and undivided profits in excess of $10,000,000 and are rated by Moody's or by S&P in the highest rating category assigned by such rating service to obligations of the same type;

         (c) bonds, debentures, notes or other evidences of indebtedness issued by any of the following agencies or such other like governmental or government sponsored agencies which may be hereafter created: Bank for Cooperatives; Federal Intermediate Credit Banks; Federal Financing Bank; Federal Home Loan Bank System; Export-Import Bank of the United States; Farmers Home Administration; Small Business Administration; Inter-American Development Bank; International Bank for Reconstruction and Development; Federal Land Banks; Government National Mortgage Association; or Tennessee Valley Authority;

         (d) direct and general obligations of any state of the United States, to the payment of the principal of and interest on which the full faith and credit of such state is pledged, if at the time of their purchase such obligations are rated in any of the two highest rating categories by S&P and Moody's';

         (e) negotiable and non-negotiable certificates of deposit which are issued by banks (including the Trustee or an Affiliate thereof, trust companies or savings and loan associations maturing within one year from the date of acquisition thereof, provided that the aggregate principal amount of all such certificates issued to or for the benefit of the Issuer by any such institution shall not at any time exceed 10% of the combined capital and surplus of such institution;

         (f) repurchase agreements for Government Obligations which (i) are entered into with banks, trust companies or dealers in government bonds which report to, trade with and are recognized as primary dealers by a Federal Reserve Bank, and (ii) such Government Obligations shall have a fair market value on the date of the repurchase agreement equal to at least 100% of the amount of the related repurchase obligations, and (iii) such Government Obligations are transferred to the Trustee or a third party agent of the Trustee by physical delivery or by an entry made on the records of the issuer of such Government Obligations;

         (g) obligations of any state or political subdivision thereof or any agency or instrumentality of such a state or political subdivision, the payment of principal or redemption price of and interest on which is secured by an unconditional, irrevocable letter of credit issued by a bank, trust company, savings and loan association or other financial institution, provided that at the time of its purchase both such obligation and the long term unsecured, uncollateralized debt of such financial institutions are rated in either of the two highest rating categories by S&P and Moody's;

         (h) shares of an open-end, diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in Government Obligations having a final maturity date of less than one year from their date of purchase or invests its assets in repurchase agreements described in (f) above; (ii) seeks to maintain a constant net asset value per share; and (iii) has aggregate net assets of not less than $10,000,000 on the date of purchase of such shares; provided that, at the time of purchase, such shares are rated in either of the two highest rating categories by S&P and Moody's;

         (i) commercial paper rated by Moody's within its NCO/Moody's ratings of prime 1, or by S&P within its ratings of A-1, or by Fitch Investors Service within its ratings of F-1;

         (j) obligations described in Section 103(a) of the Code, the interest on which is excludable from the gross income of the owner thereof for federal income tax purposes under Section 103(a) of the Code, including any stock in a "regulated investment company" within the meaning of Section 851(a) of the Code, which corporation during any quarter of its taxable year during which the Trustee has invested therein any moneys in the Project Fund or the Bond Fund (i) meets the requirements of Section 852(a) of the Code for the taxable year; (ii) has authorized and outstanding only one class of stock; and
(iii) to the extent practicable invests all its assets in obligations described in Section 103(a) of the Code and states in its prospectus made available to the Trustee at the time of such investment its intention that at least 98 percent (A) of its gross income will be derived from interest on or gains from the sale or other disposition of obligations described in Section 103(a) of the Code, or (B) of the weighted average value of its assets is represented by investments in obligations described in Section 103(a) of the Code; provided, however, that if the Trustee receives notice that, during any quarter during which the Trustee invested moneys in the Project Fund or Bond Fund therein, such regulated investment company failed to meet any of the foregoing requirements, such stock shall no longer be deemed to meet the requirements of clause (iii) of this paragraph j) and the Trustee shall deposit earnings on such investments in the Rebate Fund to the extent required by Section 504 hereof;

         (k) Uncollateralized investment agreements with any registered broker/dealer subject to the Securities Investors' Protection Corporation jurisdiction, any commercial bank or any other financial institution (including but not limited to insurance companies and their subsidiaries), if such broker/dealer, bank or financial institution is rated at least "A" or better by Moody's Investors Service, and "AA-" or better by Standard & Poor's

Corporation (the "Investment Agreement Rating Requirement"), or if the obligation of such bank, broker/dealer or financial institution is unconditionally guaranteed by a parent corporation meeting the Investment Agreement Rating Requirement, provided that, by the terms of the Agreement:

                 (1) if the provider's rating falls below "A1" by Moody's Investors Service or "A+" by Standard & Poor's Corporation, the provider must, within ten days thereafter, collateralize the investment agreement such that:

                          i) the securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent ("Agent") for the Trustee, and (A) such third party is a Federal Reserve Bank or a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $50 million, and (B) the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as Agent; and

                          ii) a perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 C.F.R., 306.1 et seq. or 31 C.F.R. 350.0 et seq. in such securities is created for the benefit of the Trustee; and

                          iii) the Trustee or the Agent will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation; and

                          iv) the fair market value of the securities in relation to the amount of the repurchase obligation, including, principal and interest, is equal to at least 102% (103% if the securities are Agencies), and if the value of such securities held as collateral slips below such level, then additional cash and/or acceptable securities must be transferred to the Agent;

                 (2) if the provider's rating falls below "BBB+" by Moody's Investor Service or "Baa-1" by Standard & Poor's Corporation, within ten days of receipt of written direction by the Issuer, the provider must repay the principal of, and accrued but unpaid interest on, the investment, with no penalty or premium to the Issuer; and

         (l) any money market fund or short term investment fund rated "Am" or "Am-G" by S&P.

         "Issuer Representative" means the Chief Executive Officer or any other person designated in writing signed by the Chief Executive Officer to act on behalf of the Issuer in a certificate filed with the Trustee. Such designations shall remain effective until the Chief Executive Officer files an additional certificate with the Trustee.

         "Land" means the tract of land to be purchased or refinanced with a portion of the proceeds of the Bonds, to be owned by the Issuer and on which the Project Buildings are located, as further described in Exhibit B.

         "Letter of Credit" means the irrevocable direct pay letter of credit, dated August 1, 1996, in the amount of $25,156,781 issued by the Bank, including any extensions thereof.

         "Majority Registered Owners" means the Owners of a majority of the aggregate principal amount of the Bonds Outstanding.

         "Maturity Date" means December 1, 2015 unless the maturity of the Bonds shall be accelerated by the Trustee pursuant to Section 902 of this Indenture, in which case the Maturity Date of the Bonds shall be the date set forth in the notice of acceleration from the Trustee to the Issuer and the Credit Facility Issuer pursuant to Section 902 of this Indenture.

         "Maximum Rate" means 15% per annum; provided, however, that the Maximum Rate shall be no higher than the maximum nonusurious rate, if any, that at any time may be contracted for, taken, reserved, charged or received on the indebtedness hereunder under laws applicable to any creditor that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws as of the date of the issuance and delivery of the Bonds.

         "Moody's" means Moody's Investors Service, a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Agents, with the consent of the Credit Facility Issuer.

         "Mortgage" means the Deed of Trust (with Security Agreement and Assignment of Rents and Leases) dated as of August 1, 1996 from the Issuer in favor of the Trustee.

         "Optional Tender Notice" means a notice from the Owner of a Bond to the Tender Agent in the form attached to the Bond as Exhibit A.

         "Outstanding," in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under this Indenture, except:

         (i)     Bonds theretofore cancelled or required to be cancelled under
Section 213 hereof;

         (ii)    Bonds which are deemed to have been paid in accordance with
Article XIV hereof;

         (iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof; and

         (iv)    Undelivered Bonds.

In determining whether the Owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Issuer or an Affiliate of the Issuer (unless all of the Outstanding Bonds are then owned by the Issuer) shall be disregarded for the purpose of any such determination.

         The Trustee shall not be required to take notice of the beneficial ownership of Bonds of a Person or the Issuer (or whether the Bonds are registered in the name of an Affiliate of the Issuer for this purpose) unless such fact is certified to the Trustee in writing.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Permitted Encumbrances" means:

         (a) undetermined liens and charges incident to construction or maintenance, and liens and charges incident to construction or maintenance filed or recorded which are being contested in good faith and have not proceeded to judgment if the Issuer has set aside or caused to be set aside adequate reserves with respect thereto;

         (b) a lien securing payment of taxes, assessments and other governmental charges and assessments which are not delinquent;

         (c) a lien securing payment of taxes, assessments and other governmental charges and assessments which are delinquent, but the validity of which is being contested in good faith, if the Trustee has required the Issuer to set aside adequate reserves, or otherwise post a bond or other security satisfactory in amount to the Trustee and the Issuer has complied with such requirement, unless, in the opinion of counsel to the Trustee, any portion of the Project or the interest of the Issuer therein may be in danger of being lost or forfeited;

         (d) minor defects and irregularities in the title to the Project as normally exist with respect to properties similar in character to the Project which do not, in the opinion of Counsel to the Issuer, in the aggregate materially impair the use of the Project for the purposes for which the Project is or may reasonably be expected to be held;

         (e) easements, exceptions or reservations for the purpose of pipelines, telephone lines, telegraph line, power lines and substations, roads, streets, alleys, highways, railroad purposes, drainage and sewerage purposes, dikes, canals, laterals, ditches, the removal of oil, gas, coal or other minerals and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which the Project is or may reasonably be expected to be held;

         (f)      present or future zoning laws and ordinances;

         (g)      the lien and charge of this Indenture and the Mortgage; and

         (h) those matters described in the title policy issued by First American Title Insurance Company of Texas with respect to the Land.

         "Placement Agents" means First Union National Bank of North Carolina (acting through its Capital Markets Group) and Stephens Inc. and their respective successors or any other person designated by the Issuer meeting the requirements of Section 1203 hereof.

         "Pledge Agreement" means that certain Pledge Agreement, dated as of August 1, 1996, between the Bank and the Issuer.

         "Preliminary Fixed Rate" means the rate of interest per annum determined by the Placement Agents at least 25 days prior to the Conversion Date to be that rate which, in the sole judgment of the Placement Agents based on market conditions prevailing on the date such rate is determined, is the minimum fixed annual rate of interest necessary to enable the Placement Agents to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof, for which the Placement Agents would be so required to arrange for the sale on the Conversion Date pursuant to Section 202(e) hereof.

         "Principal Office" of the Trustee or Bond Registrar means the office at which, at the time in question, is designated as its corporate trust office from which its business hereunder is principally conducted.

         "Private Placement Memorandum" means the Preliminary Private Placement Memorandum dated July 19, 1996 and the Private Placement Memorandum dated August 1, 1996, each relating to the Bonds.

         "Project" means the Land together with the Project Buildings, which Land and Project Buildings are to be owned by the Issuer pursuant to this Indenture.

         "Project Buildings" means all improvements located on the Land and all equipment, machinery, personal property and other facilities and other buildings in connection therewith, including all enlargements, improvements, extensions, additions and accessions thereto.

         "Project Fund" means the trust fund so designated which is established pursuant to Section 401 hereof.

         "Project Revenue Account" means the account of that name established in the Bond Fund pursuant to Section 502 hereof.

         "Project Revenues" means revenues received by the Issuer from Transferring Entities pursuant to Transferring Entity Agreements.

         "Registered Owner" or "Registered Owners" or "Owner" means (a) in the event that the book-entry system of evidence of transfers of ownership in the Bonds is employed pursuant to Section 206, Cede & Co., as nominee for DTC, or its nominee, and (b) in all other cases, the person or persons in whose names any Bond or Bonds are registered on the books and records of the Bond Registrar pursuant to Section 204 of this Indenture.

         "Regular Record Date" means in respect of any Interest Payment Date during the Variable Rate Period, the close of business on the Business Day immediately preceding each such Interest Payment Date. While Bonds bear interest at the Fixed Rate, the Regular Record Date will be the 15th calendar day of the month preceding the Interest Payment Date, whether or not a Business Day.

         "Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement of even date herewith between the Issuer and the Bank, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Issuer with a Credit Facility Issuer setting forth the obligations of the Issuer to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of this Indenture.

         "Remarketing Account" means the account of that name established in the Bond Purchase Fund pursuant to Section 302 hereof.

         "Remarketing Agents" means First Union National Bank of North Carolina acting through its Capital Markets Group and Stephens, Inc. and their respective successors as provided in Section 1201 hereof.

         "Remarketing Agreement" means the Remarketing Agreement dated as of August 1, 1996 between the Issuer and the Remarketing Agents, as amended, restated, modified or supplemented from time to time.

         "Requisite Registered Owners" shall mean the Registered Owners of more than two-thirds of the aggregate Outstanding principal amount of the Bonds.

         "Responsible Officer" when used with respect to the Trustee shall mean any trust officer or assistant trust officer and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Revenues" means (a) all amounts payable and paid to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (i) by the Issuer from Project Revenues under this Indenture, (ii) by the Credit Facility Issuer under a Credit Facility, and (iii) by transfer from the Project Fund pursuant to Section 401 hereof, and (b) investment income with respect to any moneys held by the Trustee in the Bond Fund, and all recoveries of the security therefor. Revenues do not include payments with respect to the indemnification or reimbursement of certain expenses of the Trustee under
Section 1003 hereof or any moneys required to be deposited in the Bond Purchase Fund.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Agents, with the consent of the Credit Facility Issuer.

         "Special Record Date" means for purpose of payment of Defaulted Interest on the Bonds, the date fixed by the Trustee pursuant to Section 209 hereof.

         "State" means the State of Texas.

         "Tender Agent" means First Union National Bank of Virginia and its successors as provided in Section 1202 hereof.

         "Tendered Bonds" means those Bonds delivered or deemed delivered by the Registered Owners for purchase pursuant to an Optional Tender Notice or on the Conversion Date.

         "Transferring Entity" means any governmental entity which may from time to time contract with the Issuer to transfer such entity's inmates for the incarceration of inmates at the Project.

         "Transferring Entity Agreement" means an agreement with respect to the incarceration of inmates in the Project.

         "Trustee" means Liberty Bank and Trust Company of Tulsa, National Association and its successors in the trust hereunder.

         "Undelivered Bonds" means (1) any Bond for which an Optional Tender Notice has been given pursuant to Section 203 hereof and which has not been delivered to the Tender Agent on the date specified for purchase and (ii) any Bond which has not been delivered to the Trustee for redemption or purchase when called for redemption or purchase on any optional or mandatory redemption or purchase date or the Conversion Date.

         "Variable Rate" means a variable interest rate per annum established from time to time after the Initial Rate Period as the rate of interest per annum determined by the Remarketing Agents on and as of each such Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agents taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agents to arrange for the sale of all of the Bonds on the Determination Date in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). In the event the Remarketing Agents fails to certify such rate for any Calculation Period or if for any reason the Variable Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the Variable Rate for each Calculation Period thereafter (if none is certified by the Remarketing Agents) shall be equal to the LIBOR rate for a period equal to 30 days (as reported as of 10:00 a.m. on the Determination Date on the display designated as "Page 5" of the Telerate Service (or such other display as may replace Page 5 on the Telerate Service)). Notwithstanding anything else contained herein, the Variable Rate shall not in any event exceed the lesser of
(i) 15% per annum or (ii) the maximum rate permitted by law.

         "Variable Rate Period" means that period during which the Bonds bear interest at a Variable Rate.

         "Variable Rate Purchase Date" means while the Bonds bear interest at the Variable Rate, any Business Day (prior to or upon the effective date of the Fixed Interest Rate) on which the Bonds may be tendered for purchase at the option of the Registered Owner or Beneficial Owner thereof, in accordance with
Section 203 hereof, which date shall be a date at least seven days after the date of delivery of the Optional Tender Notice.

         Section 1012. Rules of Construction.

         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond", "Registered Owners", and "person" shall include the plural as well as the singular number; the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote payment of Bonds at their stated maturity.

         (c) The Table of Contents, captions and headings in this Indenture are for convenience only and in no way limit the scope or intent of any provision or section of this Indenture.

         (d) All references herein to particular articles or sections are references to articles or sections of this Indenture unless some other reference is indicated.

         (e) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provisions or section, thereof, as the case may be.

         (f)     All references herein to time shall be Eastern time.

         Every "request", "requisition", "order", "demand", "application", "notice", "statement", "certificate", "consent", "instruction", or similar action shall, unless the form thereof is specifically provided herein, be in writing, and in case of the Issuer signed by an Issuer Representative or in the case of a Credit Facility Issuer, signed by its president or by a vice president, secretary or treasurer, or other officers serving in similar capacities or specifically authorized to execute such writing on behalf of the Credit Facility Issuer.

         Whenever in this Indenture the Trustee or Responsible Officer of the Trustee is required or permitted to "know" of the existence of certain facts in connection with the exercise of the Trustee's duties hereunder, unless otherwise provided herein, such statements shall mean that no information has come to the attention of the Trustee or the Responsible Officer that gives such person current actual acknowledge of the existence of such facts, without a duty to investigate or determine the existence of such facts.

                                   ARTICLE II

                                   The Bonds

         Section 1021. Amount, Terms, and Issuance of Bonds. The Bonds shall be limited to $24,700,000 in aggregate principal amount and shall contain substantially the terms recited in the form of Bond above and as set forth in this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article II. No additional bonds shall be issued under this Indenture.

         The Issuer may cause a copy of the text of the opinion of Bond Counsel delivered in connection with the issuance of the Bonds to be printed on any of the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto, including the imposition of CUSIP or other identifying numbers.

         Upon satisfaction of the conditions set forth in Section 214 hereof, the Issuer shall issue the Bonds, and the Trustee shall, at the Issuer's request, authenticate the Bonds and deliver them as specified in the request.

         Section 1022. Designation, Denominations, Maturity, Dates and Interest Rates of the Bonds.

         (a) Designation, Denominations, Maturity, Dates. The Bonds shall be designated "Corrections Corporation of America Detention Center Revenue Bonds, Series 1996." The Bonds shall be issuable as fully registered Bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof, provided that if less than $100,000 principal amount of Bonds is outstanding only one Bond shall be issued in such smaller denomination. Except when only one Bond remains outstanding, no amount of Bonds may be tendered, retained or redeemed under the terms of this Indenture which would result in the ownership of Bonds in denominations other than approved hereunder. All Bonds shall bear the date of their authentication, shall bear interest from the most recent date to which interest has been paid or duly provided for or, if authenticated on an Interest Payment Date, from that date, or if no interest has been paid or duly provided for, from the original date of authentication, and shall mature, subject to prior redemption as provided in Article VII hereof, on December 1, 2015.

         (b) Interest Rates. The Bonds shall bear interest at the applicable rate provided below. On each Interest Payment Date, interest accrued through the day immediately preceding such Interest Payment Date shall be payable. While the Bonds bear interest at a Variable Rate, interest on the Bonds shall be computed on the basis of a year of 365 or 366 days, as applicable (except in the case of a LIBOR rate, in which event interest will be computed on the basis of a 360 day year), for the number of days actually elapsed, and from and including the Conversion Date, and thereafter, interest on the Bonds shall be computed on the basis of a 360-day year of twelve equal months of 30 days each.

         (c) Initial Interest Rate. For the Initial Rate Period, the Bonds shall bear interest at the Initial Interest Rate.

         (d) Variable Rate. Following the Initial Rate Period and until the Conversion Date, the Bonds shall bear interest at the Variable Rate.
During the Variable Rate Period, the Remarketing Agents shall determine the Variable Rate for the Bonds on each Determination Date. First Union National Bank of North Carolina (Capital Markets Group), acting for the Remarketing Agents, shall give telephonic notice on the Determination Date to the Trustee of the Variable Rate to be in effect for the next succeeding Calculation Period. The determination of the Variable Rate by the Remarketing Agents shall be conclusive and binding upon the Registered Owners, the Issuer, the Trustee, the Tender Agent and the Remarketing Agents.

         (e)     Fixed Rate; Conversion to Fixed Rate.

         (1) At the election of the Issuer, the Bonds shall bear interest at the Fixed Rate from and after any Interest Payment Date following compliance by the Issuer with the provisions of this Section 202(e). The Fixed Rate shall be established after delivery by the Issuer to the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agents of: (i) a notice to the effect that the interest rate on the Bonds shall become fixed on the Conversion Date specified in such notice, which notice shall designate the Placement Agents and state whether or not a Credit Facility will be in effect after the Conversion Date and, if so, the name of the Credit Facility Issuer, and (ii) an agreement between the Placement Agents and the Issuer concerning the placement of the Bonds at the Fixed Rate. Such notice must be delivered not less than 30 nor more than 60 days prior to the Conversion Date.

         (2) At least 25 days prior to the proposed Conversion Date, the Placement Agents shall determine the Preliminary Fixed Rate as of such date and shall notify the Trustee of the Preliminary Fixed Rate by telephone, telecopier, telex, telegram or other telecommunication device and shall confirm such notice in writing.

         (3) Upon receipt of notice of the Preliminary Fixed Rate, the Trustee shall, as soon as practicable (but in no event more than three Business Days thereafter), mail, in the name of the Issuer, a notice to the Owners of the Bonds, which notice shall be in the form attached hereto as Exhibit A.

         (4) All Bonds whether or not tendered shall be deemed to have been tendered to the Tender Agent on the Conversion Date. The

Registered Owner shall not be entitled to any payment (including any interest to accrue subsequent to the Conversion Date) other than the purchase price for such Bonds which shall be equal to the unpaid principal amount of and accrued interest payable on such Bonds, and any such Bonds shall no longer be entitled to the benefits of this Indenture, except for the purpose of payment of the purchase price therefor and interest payable on the Conversion Date. Payment of the purchase price of any such Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent. Upon request, the Trustee shall provide the Tender Agent with the address set forth on the Bond Register (as hereinafter defined) for such Registered Owner.

         (5) On the Conversion Date the Fixed Rate shall be established as follows:

                 (i)if the Placement Agents shall have arranged for the sale of any or all Tendered Bonds at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate or rates at which such Bonds were sold by the Placement Agents, provided that all Tendered Bonds shall be sold at par and at a rate greater than or equal to the Preliminary Fixed Rate; or

                 (ii)if the Placement Agents shall have arranged for the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.

         (6) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be the lesser of (i) 200 basis points over the yield on the then current 30 year U.S. Treasury securities and (ii) the Maximum Rate.

Notwithstanding anything to the contrary contained herein or in this Indenture, the Fixed Rate and the Preliminary Fixed Rate shall in no event be a rate of interest in excess of the maximum rate permitted by law.

         (7) The Fixed Rate shall be computed on the basis of a 360-day year of twelve equal months of 30 days each, and interest on the Bonds shall be payable on each Interest Payment Date after the Conversion Date until the principal of, and premium, if any, and interest on the Bonds shall have been paid in full.

         (8) Upon the determination of the Fixed Rate, the Trustee shall give notice of the same as soon as practicable (but in no event more than two Business Days thereafter) to the Registered Owners of Bonds.

         (9) On or before the Conversion Date, all Bonds shall be presented to the Trustee for stamping or otherwise noting thereon of the legend:

                 "The interest rate on this Bond has been fixed at ______% per annum in accordance with the provisions of this Bond and
                 Section 202(e) of this Indenture."

         Section 1023.  Optional Tender Provisions of the Bonds.

         (a) While the Bonds bear interest at the Variable Rate, any Bond or portion thereof in an authorized denomination shall be purchased on the demand of the Registered Owner thereof, on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the purchase date, if the Registered Owner of such Bond delivers to the Tender Agent at its address filed with the Trustee an Optional Tender Notice at least seven (7) days prior to the purchase date specified in such Optional Tender Notice.

         (b) Any Optional Tender Notice delivered pursuant to the preceding paragraph shall automatically constitute: (i) an irrevocable offer to sell such Bond on the Variable Rate Purchase Date at a price equal to 100% of the principal amount of such Bond plus accrued interest to the Variable Rate Purchase Date; and (ii) an irrevocable authorization and instruction to the Bond Registrar to effect transfer of such Bond to the purchaser thereof on the Variable Rate Purchase Date. No purchase of Bonds pursuant to the provisions of this Section 203 shall be deemed a redemption thereof.

         (c) Unless the Bonds are being held pursuant to a book-entry system as provided in Section 206 hereof, any Registered Owner who delivers an Optional Tender Notice pursuant to this Section 203 shall deliver such Bond to the Tender Agent, at its address filed with the Trustee, not less than five days prior to the Variable Rate Purchase Date specified in the aforesaid Optional Tender Notice. All Bonds delivered to the Tender Agent pursuant to this Section 203 must be duly endorsed for transfer in blank in form satisfactory to the Trustee.

         (d) If a Registered Owner who gives the Optional Tender Notice shall fail to deliver the Bond or Bonds identified in the Optional Tender Notice to the Tender Agent at or prior to 10:00 a.m. on the Variable Rate Purchase Date, such Undelivered Bond shall be purchased and shall cease to accrue interest on such Variable Rate Purchase Date and the Registered Owner thereof shall thereafter be entitled only to payment of the purchase price therefor and to no other benefits of this Indenture, and the Issuer, to the extent permitted by law, shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver a substitute Bond or Bonds in lieu of the Undelivered Bond and the

Bond Registrar shall register such Bond in the name of the purchaser or purchasers thereof pursuant to Section 205 hereof. The Tender Agent shall notify the Trustee and the Bond Registrar of any Undelivered Bonds. The Trustee shall (i) notify the Remarketing Agents of such Undelivered Bonds and
(ii) place a stop transfer order against such Undelivered Bonds until the Undelivered Bonds are properly delivered to the Tender Agent. Upon notice of such delivery, the Bond Registrar shall make any necessary adjustment to the Bond Register.

         (e) Notwithstanding anything to the contrary contained herein, the rights of the Registered Owners to tender Bonds pursuant to this Section 203 shall cease immediately and without further notice from and including the date payment of the Bonds is accelerated following an Event of Default pursuant to
Article IX hereof.

         Section 1024. Registered Bonds Required, Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

         The Issuer shall designate one or more persons to act as "Bond Registrar" for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee or a person which would meet the requirements for qualification as a successor trustee imposed by Section 1011 hereof. The Issuer hereby appoints Liberty Bank and Trust Company of Tulsa, National Association as its Bond Registrar in respect of the Bonds. Any person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Tender Agent.

         The Bond Registrar shall act as registrar and transfer agent for the Bonds. There shall be kept at an office of the Bond Registrar a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as the Issuer, the Trustee or the Bond Registrar may prescribe, there shall be provisions for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. In the absence of a specific designation by the Bond Registrar, the corporate trust office of the Trustee in Tulsa, Oklahoma shall be deemed such office in respect of the Bonds for which the Trustee is acting as Bond Registrar.

         Section 1025.  Transfer and Exchange.  Subject to the provisions of
Section 206 below, the following provisions shall be applicable to all transfers and exchanges of Bonds. Upon surrender for transfer of any Bond at the office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination in the aggregate principal amount which the Registered Owner is entitled to receive; provided that if monies for the purchase of such Bond have been provided pursuant to a draw under the Credit Facility, such Bond shall not be transferable to anyone other than the Issuer or its assignee or pledgees upon written instructions of the Issuer. Except for transfers in connection with the purchase of Bonds pursuant to
Section 203 and 701(e) and the remarketing thereof pursuant to Article III, which shall be effected at the office of the Tender Agent, Bonds shall be surrendered for transfer at the corporate trust office of the Trustee in Tulsa, Oklahoma. Also, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver Bonds in lieu of Undelivered Bonds.

         Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the corporate trust office of the Bond Registrar or Trustee in Tulsa, Oklahoma; provided, however, that in connection with the purchase of Bonds tendered for purchase pursuant to Sections 203 and 701(e) and the remarketing thereof pursuant to Article III, Bonds may be exchanged at the principal office of the Tender Agent or any office of any agent designated by the Trustee. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, the Bonds which the Registered Owner making the exchange is entitled to receive.

         All Bonds presented for transfer, exchange, redemption or payment (if so required by the Issuer, the Bond Registrar or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form satisfactory to the Bond Registrar, which may include a signature guarantee, duly executed by the Registered Owner or by his attorney duly authorized in writing.

         No service charge shall be made to a Registered Owner for any exchange or transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         Except in connection with the purchase of Bonds pursuant to Sections 203 and 701(e) hereof and the remarketing thereof pursuant to Article III, neither the Issuer nor any Bond Registrar on behalf of the Issuer shall be required to issue, transfer or exchange any Bond selected for redemption in whole or in part or to issue, transfer or exchange any of the Bonds during the period of ten days preceding the date a notice of redemption is sent.

         New Bonds delivered upon transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

         Section 1026. Book-Entry System. The Issuer may make appropriate arrangements for the Bonds (or any portion thereof) to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public (other than those Bonds, if any, not held under such book-entry system). References in this Section 206 to a Bond or the Bonds shall be construed to mean the Bond or the Bonds that are held under the book-entry system. In such event, one Bond of each maturity shall be issued to DTC and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

         Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant's interest in the Bonds. Beneficial ownership interests in the Bonds may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the "Beneficial Owners." The Beneficial Owners shall not receive Bonds representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Bonds. Transfers of ownership interests in the Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners.
SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

         Payments of principal, interest, premium, if any, and purchase price with respect to the Bonds, so long as DTC is the only owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee, Cede & Co. as provided in the Letter of Representation from the Issuer, the Remarketing Agents and the Trustee and as Tender Agent and Paying Agent to DTC (the "Letter of Representation") with respect to the Bonds. DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. The Issuer, the Tender Agent and the Trustee shall not be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

         In the event that DTC determines not to continue to act as securities depository for the Bonds, the Issuer shall, at the request of the Trustee, discontinue the book-entry system with DTC with respect to the Bonds. If the Issuer fails to identify another qualified securities depository to replace DTC, the Trustee shall authenticate and deliver replacement Bonds in the form of fully registered Bonds to each Beneficial Owner upon the receipt of instructions from the Issuer.

         THE ISSUER, THE REMARKETING AGENTS, THE TENDER AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (i) THE BONDS; (ii) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (iii) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS; (iv) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (v) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (vi) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS OWNER.

         In the event that a book-entry system of evidence and transfer of ownership of the Bonds is discontinued pursuant to the provisions of this Section, the Bonds shall, at the expense of the Issuer, be delivered solely as fully registered Bonds without coupons in the Authorized Denominations, shall be lettered "R" and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof.

         The Issuer shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement with any bank or trust company serving as custodian (which may be the Trustee serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Bonds.

         SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE BONDS IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL BOND CERTIFICATES WITH RESPECT TO THE BONDS SHALL BE DEEMED INAPPLICABLE OR BE OTHERWISE SO CONSTRUED AS TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

         Section 1027. Execution. The Bonds shall be executed by the manual or facsimile signature of the Chairman and Chief Executive Officer of the Issuer, and the seal of the Issuer shall be affixed, imprinted, lithographed or reproduced thereon and shall be attested by the manual or facsimile signature of the Secretary of the Issuer.

         Bonds executed as above provided may be issued and shall, upon request of the Issuer, be authenticated by the Trustee or the Authenticating Agent, notwithstanding that any officer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.

         Section 1028. Authentication; Authenticating Agent. No Bond shall be valid for any purpose until the Trustee's Certificate of Authentication thereon shall have been duly executed as provided in this Indenture, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the Registered Owner thereof is entitled to the benefit of the trust hereby created, subject to the provisions of Section 202(e)(4), Section 203(d) and Article XIV hereof.

         If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges under Section 205 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery "by the Trustee." The Trustee shall, however, itself authenticate all Bonds upon their initial issuance. The Authenticating Agent may authenticate Bonds in substitution for Undelivered Bonds as provided in Section 303(c) hereof. The Authenticating Agent shall be entitled to reasonable compensation from the Issuer for its services.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 204, without the execution or filing of any further document on the part of the parties hereto or the Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Remarketing Agents. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all Registered Owners of Bonds as the names and addresses of such Registered Owners appear on the Bond Register.

         Section 1029. Payment of Principal and Interest; Interest Rights Preserved. The principal and redemption price of any Bond shall be payable, upon surrender of such Bond, at the corporate trust office of the Trustee in Tulsa, Oklahoma. Interest on each Interest Payment Date shall be payable by check, mailed on the Interest Payment Date to the address of the person entitled thereto on the Regular Record Date or, if applicable, the Special Record Date, as such address shall appear in the Bond Register. Interest shall also be payable, at the Registered Owner's expense, by wire transfer to any Registered Owner of Bonds in the principal amount of $1,000,000 or more at the written request of the Registered Owner received by the Trustee at least five days prior to the Regular Record Date or Special Record Date. If the Interest Payment Date is not a Business Day, interest shall be mailed or sent by wire transfer on the next succeeding Business Day as if made on the Interest Payment Date.

         Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Registered Owner of such Bonds on the relevant Regular Record Date solely by virtue of such Registered Owner having been such Registered Owner on the Regular Record Date, and such Defaulted Interest shall be paid, pursuant to Section 911 hereof, to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than 15 nor less than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Registered Owner, at its address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date.

         Subject to the foregoing provisions of this Section 209, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, on such other Bond.

         Section 210.  Persons Deemed Owners.  The Issuer, the Trustee, the
Bond Registrar and the Authenticating Agent may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 209) interest on such Bond, and for all other purposes, and neither the Issuer, the Trustee, the Bond Registrar, nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

         Section 211. Mutilated, Destroyed, Lost, Stolen or Undelivered Bonds. If any Bond shall become mutilated, the Issuer shall execute, and the Trustee or its Authenticating Agent shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Issuer and the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the loss, theft or destruction thereof shall be submitted to the Issuer and the Trustee; and if such evidence shall be satisfactory to both and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Trustee or its Authenticating Agent shall authenticate and deliver, a new Bond of like tenor and denomination. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the Registered Owners for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may, with the consent of the Trustee, pay to the Registered Owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such Registered Owner, without the issuance of a substitute Bond therefor.

         Every substitute Bond issued pursuant to this Section 211 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost, stolen or undelivered Bonds and shall preclude any and all other rights or remedies.

         Section 212. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon request, the Trustee shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 202. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

         Section 213. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer for cancellation shall be cancelled by the Trustee and a certificate evidencing such cancellation shall be furnished by the Trustee to the Issuer from time to time upon request. Bonds purchased pursuant to Sections 203 and 701(e) shall not be surrendered Bonds and, unless otherwise specifically provided in this Indenture, shall be Outstanding Bonds.

         Section 214. Conditions of Issuance. Prior to or simultaneously with the authentication and delivery of the Bonds by the Trustee, the Trustee shall have received written notice from the Bank that the conditions for the issuance of the Letter of Credit as set forth in Article VII of the Reimbursement Agreement have been satisfied and there shall be filed with the Trustee the following:

         (a) A copy, certified by the Secretary of the Issuer, of a resolution of the Board authorizing the issuance of the Bonds, awarding the Bonds and directing the authentication and delivery of the Bonds to or upon the order of certain purchaser(s) upon payment of the purchase price therein set forth.

         (b)     The original executed Letter of Credit.

         (c) The original executed Reimbursement Agreement, the Tender Agency Agreement, the Remarketing Agreement, the Letter of Representation, the Mortgage and executed counterparts of this Indenture.

         (d) An opinion of Counsel for the Issuer to the effect that (i) the execution and delivery of this Indenture have been duly authorized by the Issuer, that this Indenture is in substantially the form so authorized and has been duly executed by the Issuer and that, assuming proper authorization and execution of this Indenture by the Trustee, this Indenture is the valid, binding and enforceable agreement of the Issuer in accordance with its terms subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and the provisions on indemnification may be limited and limitations imposed by general principles of equity upon specific enforcement, injunctive relief or other equitable remedies and (ii) the issuance of the Bonds and the execution of this Indenture have been duly and validly authorized by the Issuer, that all conditions precedent to the delivery of the Bonds have been fulfilled and that the Bonds and this Indenture are valid and binding agreements of the Issuer in accordance with their terms.

         (e) An opinion of Counsel to the Issuer to the effect that the execution and delivery of the Reimbursement Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly authorized by the Issuer, that the Reimbursement Agreement, the Remarketing Agreement and the Tender Agency Agreement have been duly executed and delivered by the Issuer, and that the Reimbursement Agreement, the Remarketing Agreement, and the Tender Agency Agreement, assuming due authorization, execution and delivery thereof by the other parties thereto, if any, are valid, binding and enforceable against the Issuer in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and the provisions on indemnification may be limited and limitations imposed by general principles of equity upon specific enforcement, injunctive relief or other equitable remedies.

         (f)     A title insurance policy satisfactory to the Credit Facility
Issuer.

         (g) Evidence satisfactory to the Credit Facility Issuer that the insurance policies required by Section 808 of this Indenture have been obtained and are in effect.

         When the documents mentioned in clauses (a) through (g) of this Section shall have been filed with the Trustee and when the Bonds shall have been executed as required by this Indenture, the Trustee shall, upon receipt of a letter of instructions to do so, authenticate the Bonds and deliver them to or upon the order of the purchaser(s), but only upon payment to the Trustee for the account for the Issuer of the purchase price of the Bonds. The Trustee shall be entitled to rely conclusively upon such resolution or resolutions, or documents approved thereby, as to the name of the purchasers and the amount of such purchase price.

         Simultaneously with the delivery of the Bonds, the Trustee shall apply the proceeds of the Bonds in accordance with Article IV of this Indenture.

                                  ARTICLE III

                   Purchase and Remarketing of Tendered Bonds

         Section 1031.  Remarketing of Tendered Bonds.

         (a) Not later than the close of business on the date the Tender Agent receives an Optional Tender Notice, the Tender Agent shall notify the Remarketing Agents and the Issuer by telephone, telex or telecopier, confirmed in writing if requested, specifying the Variable Rate Purchase Date and the aggregate principal amount of Bonds to be purchased on the Variable Rate Purchase Date pursuant to such Optional Tender Notices.

         (b) Not later than the close of business on the 10th day prior to the Conversion Date, the Trustee shall notify the Placement Agents and the Issuer by telephone, telex or telecopier, confirmed in writing if requested, specifying the aggregate principal amount of Bonds deemed tendered for mandatory purchase on the Conversion Date.

         (c) Except as provided in paragraph (d) below and Section 305, upon receipt by the Remarketing Agents of notice from the Tender Agent pursuant to Section 301(a) hereof and by the Placement Agents of notice from the Trustee pursuant to Section 301(b) hereof, the Remarketing Agents or the Placement Agents, as the case may be, shall use their respective best efforts to arrange for the sale, at par plus accrued interest, if any, of such Bonds for settlement on the Variable Rate Purchase Date or Conversion Date, respectively. At or before 4:00 p.m. on the Business Day preceding the Variable Rate Purchase Date or Conversion Date, the Remarketing Agents or the Placement Agents, respectively, shall give notice by telephone, telecopier or telex, promptly confirmed in writing if requested, to the Trustee and the Tender Agent specifying the principal amount of such Bonds, if any, to be placed by it and to the Tender Agent and Bond Registrar the names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof.

         (d) Notwithstanding the provisions of paragraph (c) above, any Bond purchased pursuant to the terms of this Indenture from the date notice of redemption or conversion is given shall not be remarketed except to a buyer who agrees at the time of such purchase to tender such Bond for redemption or purchase on the redemption or purchase date.

         (e) During the Variable Rate Period, the Remarketing Agents shall continue to use their best efforts to arrange for the sale, at the best price available, but not less than the principal amount thereof plus accrued interest, of any Bonds purchased with moneys advanced under the Credit Facility pursuant to Section 302(a)(2) hereof; provided that Bonds purchased with moneys advanced under the Credit Facility shall not be resold unless the Credit Facility has been reinstated by the amount drawn thereunder to pay the purchase price for such Bonds or will be concurrently reinstated by such amount from the proceeds of such sale upon delivery to the Credit Facility Issuer of the proceeds of such sale and any reinstatement certificate required by such Credit Facility Issuer.

         Section 1032.  Purchase of Bonds Delivered to Tender Agent.

         (a) There is hereby established with the Tender Agent a Bond Purchase Fund out of which the purchase price for Bonds tendered for purchase on a Variable Rate Purchase Date, the Conversion Date or on such other date on which Bonds are remarketed shall be paid. There are hereby established in the Bond Purchase Fund two separate and segregated accounts, to be designated the "Remarketing Account" and the "Bank Account." Funds received from purchasers of Tendered Bonds (other than the Credit Facility Issuer or the Issuer) shall be deposited by the Remarketing Agents or the Placement Agents, as the case may be, in the Remarketing Account. At or prior to 10:00 a.m. on each Variable Rate Purchase Date or the Conversion Date, the Remarketing Agents or the Placement Agents, as the case may be, shall deliver to the Tender Agent for deposit in the Remarketing Account of the Bond Purchase Fund immediately available funds, payable to the order of the Tender Agent, in an amount equal to the purchase price of the Bonds to be delivered to the Tender Agent that have been remarketed by the Remarketing Agents or placed by the Placement Agents as specified in the notice delivered pursuant to Section 301(c) hereof and shall verify that such Bonds were not remarketed to the Credit Facility Issuer or the Issuer. Funds, if any, drawn by the Trustee under the Credit Facility pursuant to Section 302(b) below in an amount equal to the aggregate purchase price of Bonds tendered for purchase less the amount available in the Remarketing Account shall, at the direction of the Trustee, be delivered by the Credit Facility Issuer to the Tender Agent for deposit in the Bank Account of the Bond Purchase Fund. On each Variable Rate Purchase Date and on the Conversion Date, the Tender Agent shall effect the purchase, but only from the funds listed below, from the Registered Owners of such Bonds as are tendered or deemed tendered at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the date of purchase and such payment shall be made in immediately available funds. Funds for the payment of such purchase price shall be derived from the following sources in the order of priority indicated:

                 (1)      proceeds of the remarketing of such Bonds pursuant to
         Section 301(c) hereof which constitute Available Moneys;

                 (2) moneys furnished by the Trustee to the Tender Agent representing proceeds of a drawing by the Trustee under the Credit Facility; and

                 (3)     any other moneys available for such purposes.

         (b) The Tender Agent shall advise the Trustee by telex or telecopier and shall advise the Credit Facility Issuer by telephone, in each case no later than 10:00 a.m., on each Variable Rate Purchase Date or the Conversion Date, as the case may be, of the amount of any drawing under the Credit Facility necessary to make full and timely payments hereunder. The Trustee shall promptly (and in no event later than 11:00 a.m.) take all action necessary to draw on the Credit Facility the specified amount and shall direct that all amounts from a drawing under the Credit Facility be delivered directly to the Tender Agent and held by the Tender Agent in the Bank Account pending application of such moneys as provided in this Article III. The Trustee shall provide to the Tender Agent the funds referred to in clause (2) of Section 302(a) prior to the time the Tender Agent is required to apply such funds to effect the purchase of Bonds and shall notify the Tender Agent promptly after receipt of notice from the Credit Facility Issuer reinstating the Credit Facility. The Remarketing Agents shall deliver funds from the sale of Bonds held by the Credit Facility Issuer as pledgee of the Issuer pursuant to Section 301(e) to the Tender Agent for deposit in the Remarketing Account, which funds shall be promptly paid by the Tender Agent on behalf of the Issuer to the Credit Facility Issuer as reimbursement under the Reimbursement Agreement. The Tender Agent shall notify the Trustee of any such reimbursement and the Trustee shall promptly deliver to the Credit Facility Issuer any reinstatement certificate required by the Credit Facility.

         Section 1033.  Delivery of Purchased Bonds.

         (a)     Bonds purchased shall be delivered as follows:

                 (1) Bonds placed by the Remarketing Agents or the Placement Agents pursuant to Section 301 hereof shall be delivered by the Tender Agent to the Remarketing Agents or the Placement Agents, as the case may be, on behalf of the purchasers thereof.

                 (2) Bonds purchased with moneys described in Section 302(a)(2) shall be delivered to the Credit Facility Issuer as pledgee of the Issuer pursuant to the terms of the Reimbursement Agreement and the Pledge Agreement or to the Credit Facility Issuer's designee.

         (b) Except as otherwise set forth herein, Bonds delivered as provided in this Section 303 shall be registered by the Bond Registrar in the manner directed by the recipient thereof.

         (c) In the event that any Bond to be delivered to the Tender Agent is not delivered by the Registered Owner thereof on or prior to the Variable Rate Purchase Date or the Conversion Date, as the case may be, and there has been irrevocably deposited with the Tender Agent an amount sufficient to pay the purchase price thereof, which amount may be held by the Tender Agent in a non-interest bearing account, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser thereof, and the Owner of such Undelivered Bond shall have no further rights under this Indenture, other than the right to receive the purchase price of such Undelivered Bond.

         (d) Notwithstanding the foregoing, Bonds purchased with funds identified in Section 302(a)(2) hereof shall be held by the Credit Facility Issuer or the Tender Agent and shall not be delivered to subsequent purchasers thereof or any other person until the Trustee has notified the Tender Agent that the Credit Facility has been reinstated to the extent of the purchase price of such Bonds.

         Section 1034. Delivery of Proceeds of Sale of Remarketed Bonds. The proceeds of the placement by the Remarketing Agents of any Bonds delivered to the Tender Agent or by the Placement Agents of Bonds tendered or deemed tendered on the Conversion Date shall be paid first, to the tendering Registered Owners of such Bonds; second, to the Credit Facility Issuer, to the extent of any amounts drawn under the Credit Facility in connection with the payment of the purchase price for such Bonds and not reimbursed to the Credit Facility Issuer as of the time of sale of such Bonds; and third, to the Issuer.

         Section 1035. No Remarketing After Certain Events. Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds pursuant to this Article III after the principal of the Bonds shall have been accelerated pursuant to Section 902 hereof.

                                   ARTICLE IV

                                  Project Fund

         Section 1041.  Creation of and Deposits to the Project Fund.

         (a) A special fund is hereby created and designated "Detention Center Revenue Bonds, Series 1996 Project Fund" (the "Project Fund") to the credit of which such deposits shall be made as are required by the provisions of this Indenture. Any moneys received by the Issuer or by the Trustee as trustee under this Indenture from any source for payment of the Costs of the Project, including all proceeds of the sale of the Bonds (other than $775,784.76 from the proceeds of the Bonds pursuant to Section 502(b)(i) and insurance and condemnation proceeds, as provided in Sections 809 and 810 hereof, shall be deposited to the credit of the Project Fund.

         (b) The moneys in the Project Fund shall be held by the Trustee in trust and, subject to the provisions of Section 405 and 902 of this Indenture, shall be applied to the payment of the Costs of the Project and, pending such application, shall be and are hereby made subject to a lien and charge in favor of the Registered Owners of the Bonds issued and outstanding under this Indenture and for the further security of such owners until paid out or transferred as herein provided.

         Section 1042.  Payments from the Project Fund.

         (a) All of the Costs of the Project shall be paid from the Project Fund. All payments from the Project Fund shall be subject to the provisions and restrictions set forth in this Article, and the Issuer covenants that it will not cause to be paid from the Project Fund any sums except in accordance with such provisions and restrictions. Such payments shall be made by the Trustee upon receipt of a requisition and certificate, signed by the Issuer Representative (substantially in the form of the Requisition and Certificate attached hereto as Exhibit B and hereby deemed incorporated herein) stating to whom the payment described is to be made and the purpose, in reasonable detail, for which the obligation to make such payment was incurred and including, if such requisition and certificate comprises an item for payment for labor or to contractors, builders or materialmen, a paragraph in the form of the last paragraph of the attached form of requisition and certificate, appropriately completed. The Issuer shall furnish to the Trustee copies of invoices relating to and substantiating any request for payment from the Project Fund.

         (b) The Trustee is authorized and directed to apply the moneys in the Project Fund in accordance herewith but only upon receipt of the requisitions required by this Section 402, duly executed by the person and in the manner provided for herein.

         Section 1043. Trustee May Rely on Requisitions. All requisitions in the form provided by Section 402 hereof and all other statements, orders, certifications and approvals received by the Trustee, as required by this Article as conditions of payment from the Project Fund, may be conclusively relied upon by the Trustee, and shall be retained by the Trustee, subject at all reasonable times to examination by the Issuer, any Registered Owner and the agents and representatives thereof.

         Section 1044. Completion of Project. Upon completion of the Project and payment of all Costs of the Project, as represented in a certificate of an Issuer Representative delivered to the Trustee, the Trustee shall transfer any balance remaining in the Project Fund to the Bond Fund.

         Section 1045. Transfers to the Bond Fund. In the event that the Trustee shall declare the Bonds to be due and payable pursuant to Section 902 hereof, the Trustee shall, without further authorization, forthwith transfer any balance remaining in the Project Fund to the Bond Fund.

         Section 1046. Trustee's Records. The Trustee shall maintain adequate records for a period of at least three (3) years after the Completion Date pertaining to all disbursements from the Project Fund after which the Trustee may deliver all original records in its possession to the Issuer. After the Completion Date, the Trustee shall deliver to the Issuer an aggregate statement of activity.

                                   ARTICLE V

                        Revenues and Application Thereof

         Section 1051. Revenues to Be Paid Over to Trustee. The Issuer has caused the Revenues to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any payments under the Transferring Entity Agreements or on account of a Credit Facility with respect to the principal or redemption price of or interest on the Bonds, the Issuer shall immediately pay over the same to the Trustee to be held as Revenues.

         Section 1052.  The Bond Fund.

         (a) There is hereby established with the Trustee a special fund to be designated "Detention Center Revenue Bonds, Series 1996 Bond Fund" (the "Bond Fund"), the moneys in which, in accordance with Section 502(c), the Trustee shall apply to pay (i) the principal or redemption price of Bonds as they mature or become due, upon surrender thereof, and (ii) the interest on the Bonds as it becomes payable. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated the "Project Revenue Account" and the "Credit Facility Account."

         (b) There shall be deposited into the accounts of the Bond Fund from time to time the following:

                   (i) into the Project Revenue Account, (1) $775,784.76 from the proceeds of the Bonds to pay interest with respect to Bonds estimated to become due on the initial six (6) Interest Payment Dates following the date of issuance of the Bonds, and (2) all other moneys received by the Trustee under and pursuant to the provisions of this Indenture, when accompanied by written directions from the person depositing such moneys that such moneys are to be paid into such account of the Bond Fund. All amounts deposited in the Project Revenue Account shall be segregated and held, with the earnings thereon, separate and apart from other funds in the Bond Fund until such amounts become Available Moneys. At such time as funds deposited in the Project Revenue Account become Available Moneys, they may be commingled with other Available Moneys in the Project Revenue Account; and

                  (ii) into the Credit Facility Account, all moneys drawn by the Trustee under the Credit Facility to pay the principal or redemption price (excluding any premium) of the Bonds and interest on the Bonds.

         (c) Except as provided in Section 911, 1003 and 1005 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the

Bonds from the following sources but only in the following order of priority:

                   (i) moneys held in the Project Revenue Account to the extent such amounts qualify as Available Moneys;

                  (ii) moneys drawn under the Credit Facility and held in the Credit Facility Account, provided that in no event shall moneys held in the Credit Facility Account be used to pay any amounts due on Bonds which are held by or for the Issuer, including without limitation, Bonds pledged to the Credit Facility Issuer, or to pay any portion of the redemption premiums required pursuant to Section 701(a)(ii); and

                 (iii) any other moneys furnished to the Trustee for deposit in the Bond Fund.

         (d) Not later than 10:00 a.m. on the second Business Day preceding the date on which principal or redemption price of or interest on the Bonds is due and payable (the "Payment Date"), the Trustee shall have notified the Issuer and the Credit Facility Issuer of the amounts of principal and interest due on the Bonds on the Payment Date. Not later than 11:00 a.m. on each Payment Date, the Trustee shall present a draft or drafts under the Credit Facility in the amounts due and payable on the Bonds to the extent there are not Available Moneys on deposit in the Project Revenue Account. Such funds shall be wired by the Credit Facility Issuer to be deposited in the Credit Facility Account and payments due under the Bonds shall be made by the Trustee in accordance with Section 209 and Section 502(c) hereof. Following such payment to the Registered Owners, the Trustee shall, on behalf of the Issuer, promptly pay moneys on deposit in the Project Revenue Account in an amount equal to the amount of such drawing or drawings to the Credit Facility Issuer as reimbursement to the Credit Facility Issuer under the terms of the Reimbursement Agreement. So long as a Credit Facility is in effect and has not been wrongfully dishonored, no amounts are owed by the Issuer to the Credit Facility Issuer under the Reimbursement Agreement, any amounts remaining in the Project Revenue Account on the Business Day next following an Interest Payment Date shall be paid to the Issuer upon request with the consent of the Credit Facility Issuer.

         Section 1053. Revenues to Be Held for All Registered Owners; Certain Exceptions. Revenues shall, until applied as provided in this Indenture, be held by the Trustee in trust for the benefit of the Registered Owners of all Outstanding Bonds, except that any portion of the Revenues representing the principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article VII of this Indenture, shall be held for the benefit of the Registered Owners of such Bonds only.

                                   ARTICLE VI

                 Depositaries of Moneys, Security for Deposits
                            and Investment of Funds

         Section 1061. Security for Deposits. All moneys deposited with the Trustee under the provisions of this Indenture shall be held in trust and applied only in accordance with the provisions of this Indenture and shall not be subject to lien (other than the lien created hereby) or attachment by any creditor of the Trustee or the Issuer.

         Section 1062. Investment of Moneys. At the written request and direction of the Issuer Representative, moneys held for the credit of the Project Fund and the Bond Fund (including any amount therein) shall be invested and reinvested by the Trustee in Investment Obligations which shall mature not later than the respective dates when the moneys held for the credit of said Funds will be required for the purposes intended, provided that moneys held in the Credit Facility Account of the Bond Fund shall be invested and reinvested by the Trustee only in Government Obligations which shall mature not later than the date on which such moneys will be required to be paid; provided further that such investment shall only be made at the written direction of the Issuer Representative. The Trustee shall be entitled to rely on instructions from the Issuer Representative. The Trustee shall be fully protected in relying solely upon the directions of the Issuer Representative in making investments of funds held hereunder.

         To insure that cash on hand is invested, in the absence of written instructions from the Issuer, the Trustee may invest monies in any of the Funds not so invested in Investment Obligations under subsection (l) of the definition of that term. The Trustee is specifically authorized to use its automatic investment system for this service and charge its normal fees therefor, which may be collected from income earned on such investments.

         Obligations so purchased as an investment of moneys in any such Fund or account shall be deemed at all times to be a part of such Fund or account, and the interest accruing thereon and any profit realized from such investment shall be credited to such Fund or account, and any loss resulting from such investment shall be charged to such Fund or account. The Trustee shall sell at market price or present for redemption any obligation so purchased whenever it shall be necessary so to do in order to provide cash to meet any payment or transfer from any such Fund and account. Neither the Trustee nor the Issuer shall be liable or responsible for any loss or penalty resulting from any such investment or the sale of any such investment made pursuant to the terms of this Section.

                 For the purpose of the Trustee's determination of the amount on deposit to the credit of any such Fund or account, obligations in which moneys in such Fund and account have been invested shall be valued at the lower of cost or market.

         The Trustee may make any and all investments permitted by this Section through its own bond or investment department, unless otherwise directed in writing by the Issuer Representative.

         Section 1063.  The Credit Facility.

         (a) Initial Letter of Credit. The Letter of Credit shall be a direct pay letter of credit and shall provide for direct payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the Bank to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof, an amount of up to $25,156,781 of which (a) $24,700,000 shall support the payment of principal on the Bonds when due and that portion of the purchase price corresponding to principal of Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date, and (b) $456,781 shall support the payment of up to 45 days' interest at an assumed rate of 15% per annum on the Bonds when due and that portion of the purchase price corresponding to interest on Tendered Bonds not remarketed on any Variable Rate Purchase Date or sold on the Conversion Date.

         Unless extended, the Letter of Credit shall terminate automatically on the earliest of (i) the date on which a drawing under the Letter of Credit has been honored upon the maturity or acceleration of the Bonds or redemption of all the Bonds, (ii) June 15, 1997, (iii) the date that the Credit Facility Issuer receives a certificate from the Issuer stating that the Bonds have been converted to a Fixed Rate, (iv) the date on which the Bank receives notice from the Trustee that an Alternate Credit Facility is substituted for the Letter of Credit and is in effect or (v) the honoring by the Bank of the Final Draft (as defined in the Letter of Credit) presented thereunder.

         The Bank's obligation under the Letter of Credit may be reduced to the extent of any drawing thereunder, subject to reinstatement as provided therein. The Letter of Credit shall provide that, with respect to a drawing by the Trustee solely to pay interest on the Bonds on any Interest Payment Date, if the Trustee shall not have received from the Bank within ten days from the date of such drawing a notice by telecopier, by telex or in writing that the Bank has not been reimbursed, the Trustee's right to draw under the Letter of Credit with respect to the payment of interest shall be reinstated on or before the 11th calendar day following such drawing in an amount equal to such drawing. With respect to any other drawing by the Trustee, the amount available under the Letter of Credit for payment of the principal, purchase price or redemption price of the Bonds and interest on the Bonds shall be reinstated in an amount equal to any such drawing but only to the extent that the Bank is reimbursed in accordance with the terms of the Reimbursement Agreement for the amounts so drawn.

         The Letter of Credit shall provide that if, in accordance with the terms of this Indenture, the Bonds shall become or be declared immediately due and payable pursuant to any provision of this Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent that the amounts are available thereunder to pay the aggregate principal amount of the Bonds then Outstanding plus an amount of interest not to exceed 45 days.

         (b) Expiration. Unless all of the conditions of Section 603(c) have been met at least 45 days (or such shorter period as shall be acceptable to the Trustee) before the Interest Payment Date occurring closest to but not less than 15 days prior to the expiration of the then-current Credit Facility, the Trustee shall call the Bonds for redemption in accordance with Section 701(c)(i). If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the then current Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

         (c) Alternate Credit Facilities. While the Bonds bear interest at the Variable Rate, the Issuer may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility or an amendment to the current Credit Facility extending the expiration thereof to a date that is not earlier than one year from the date of the expiration date of the current Credit Facility. The maximum amount available to be drawn under the Alternate Credit Facility on the substitution date shall equal the maximum amount available to be drawn under the Credit Facility then in effect immediately prior to such substitution. The Issuer may exercise this option by delivering to the Trustee a notice stating (i) that the Issuer intends to provide for the delivery of an Alternate Credit Facility or an extension of the then current Credit Facility;
(ii) the proposed effective date of the amendment; and (iii) in the case of the placement of the Credit Facility, the identity of the issuer of the proposed Alternate Credit Facility. Such notice shall be given to the Trustee at least thirty days prior to the proposed substitution or amendment date, as the case may be. The Trustee shall not accept the Alternate Credit Facility or amendment unless the Issuer shall have furnished to the Trustee (i) an opinion of Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Indenture and complies with the terms hereof and that such Alternate Credit Facility, or in the case of an amendment, the amendment is enforceable against the Credit Facility Issuer thereof in accordance with its terms, and (ii) if the Bonds are rated by Moody's and/or S&P, written evidence from Moody's, if the Bonds are rated by Moody's, and from S&P, if the Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility or amendment and that the substitution of the proposed Alternate Credit Facility or amendment for the then current Credit Facility or amendment, as the case may be, will not, by itself, result in (A) a permanent withdrawal of its rating of the Bonds or (B) a reduction of the then current rating of the Bonds, or if the Bonds are not rated by Moody's and/or S&P, written evidence that the commercial paper of the bank or institution issuing the proposed Alternate Credit Facility is rated P-1 or higher by Moody's or A-1 or higher by S&P. The Trustee shall then accept such Alternate Credit Facility and surrender the previously held Credit Facility to the previous Credit Facility Issuer for cancellation promptly on or before the 15th day after the Alternate Credit Facility becomes effective, but not later than the 15th day following the last Interest Payment Date covered by the Credit Facility to be cancelled.

         (d)     Notices of Substitution or Replacement of Credit Facility.

         (i) The Trustee shall, at least 20 days prior to the proposed replacement date of a Credit Facility with an Alternate Credit Facility, give notice thereof by mail to Registered Owners of the Bonds.

         (ii) The Trustee shall promptly give notice of any replacement of the Credit Facility to the Issuer, the Tender Agent and the Remarketing Agents.





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

                                  ARTICLE VII

                        Redemption or Purchase of Bonds

         Section 1071. Redemption or Purchase Dates and Prices. The Bonds shall be subject to redemption, and, in certain instances, to purchase, prior to maturity in the amounts, at the times and in the manner provided in this Article
VII. Payments of the redemption price or the purchase price of any Bond shall be made only upon the surrender to the Trustee or its agent, as directed, of any Bond so redeemed or purchased.

         (a) Optional Redemption During Variable Rate Period. While the Bonds bear interest at the Variable Rate, the Bonds shall be subject to redemption, at the option and upon the written direction of the Issuer, with the consent (which may not be unreasonably withheld) of the Credit Facility Issuer (so long as the initial Credit Facility is in place) on any Interest Payment Date and on the Conversion Date in whole or in part, at a redemption price equal to 100% of the principal amount thereof, without premium.

         (b) Extraordinary Optional Redemption Due to Casualty or Eminent Domain. The Bonds may be redeemed in whole or in part by the Issuer at any time, at a redemption price equal to 100% of the principal amount of the Bonds plus accrued interest to the redemption date, without premium, under any of the following conditions, the existence of which shall be certified to the Trustee by the Issuer Representative:

                 (i) The Project shall have been damaged or destroyed to such extent that the amount of net proceeds of insurance exceeds $500,000 and the Issuer elects not to rebuild the Project or fail to so elect within 30 days of receipt by the Trustee of such net proceeds, or

                 (ii) Title to, or the temporary use of, all of the Project or any substantial portion thereof shall have been taken by eminent domain (or by settlement proceedings in lieu thereof) and the amount of net proceeds from such taking exceeds $500,000 and the Issuer elects not to replace the property so taken or fails so to elect within 30 days of receipt by the Trustee of such net proceeds.

         Any funds received pursuant to the events described above shall be paid directly to the Trustee and deposited in the Project Fund. Such redemption shall occur on any Business Day not more than 15 days following the expiration of such 30-day period referred to in this Section 701(b).

         (c)     Mandatory Redemption or Purchase.

                   (i) Failure to Provide Alternate Credit Facility. The Bonds shall be subject to mandatory redemption in whole during the Variable Rate Period at 100% of the principal amount thereof, without premium, plus accrued interest, if any, thereon to the date of redemption, on the Interest Payment Date occurring closest to but not less than 10 days prior to the date of expiration of the then current Credit Facility, unless an Alternate Credit Facility has been provided in accordance with Article VI hereof. Therefore, with respect to the current letter of credit, if by May 1, 1997 (or such later date as may be acceptable to the Trustee), the Letter of Credit has not been extended or an Alternate Credit Facility has not been obtained to replace the Letter of Credit effective on its expiration date of June 15, 1997, as provided herein, the Bonds will be redeemed on the June 1, 1997 Interest Payment Date. Any Bonds not tendered on such date pursuant to mandatory redemption shall be deemed tendered and shall cease to evidence the indebtedness of the Issuer thereunder represented by the Bonds and will cease to bear interest on such Interest Payment Date.


                  (ii) Mandatory Redemption After Completion Date. The Bonds shall be subject to mandatory redemption in whole or in part with funds transferred to the Bond Fund from the Project Fund at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest thereon to the redemption date. In the event the amount transferred from the Project Fund is less than $100,000 or a lesser amount which would result in any Registered Owner holding Bonds in denominations other than authorized denominations, the Trustee may hold such amount in the Bond Fund and apply it to the next succeeding payment of principal or interest due on the Bonds.

         (d) Mandatory Purchase on Conversion Date. The Bonds shall be subject to mandatory purchase at 100% of the principal amount thereof, without premium, plus accrued interest, if any, thereon to the date of purchase, on the Conversion Date. Any Bonds not tendered on the Conversion Date shall be deemed tendered and will cease to bear interest on the Conversion Date.

         Section 1072. Issuer Direction of Optional Redemption. The Issuer shall direct the Trustee in writing to call Bonds for optional redemption. Such direction from the Issuer to the Trustee shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. So long as a Credit Facility is then held by the Trustee,the Trustee shall only call Bonds for optional redemption if it has Available Moneys in the Project Revenue Account of the Bond Fund or has been notified by the Credit Facility Issuer that it will receive moneys pursuant to the Credit Facility, in the aggregate, sufficient to pay the, redemption price of the Bonds to be called for redemption, plus accrued interest thereon. No optional redemptions shall be effected at the option of the Issuer during the Variable Rate Period under this Article VII without the prior written consent of the Credit Facility Issuer.

         Section 1073. Selection of Bonds to be Called for Redemption. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by the Trustee in the following order of priority: first, Bonds pledged to the Bank pursuant to the Pledge Agreement, second, Bonds owned by the Issuer and third, Bonds selected by lot from among the Registered Owners of less than $1,000,000 in aggregate principal amount; provided that if there are no such Registered Owners, or if after selection from among such Registered Owners such selection has resulted in redemption of less than a sufficient amount of Bonds or in Bonds outstanding in unauthorized denominations, then the remaining amount of Bonds to be redeemed shall be selected from among the Registered Owners of $1,000,000 or more in aggregate principal amount of Bonds. In no event shall the Trustee select Bonds for redemption if such redemption will result in any Registered Owner owning Bonds in principal amounts other than in authorized denominations under Section 202(a) hereof. If a redemption cannot be effected to result in such authorized denominations, the Trustee shall select Bonds for redemption by lot and the denomination of the remaining Bonds outstanding shall be deemed authorized under Section 202(a) hereof.

         Section 1074.  Notice of Redemption or Purchase.

         (a) When required to redeem or purchase Bonds under any provision of this Article VII, or when directed to do so by the Issuer, the Trustee shall cause notice of the redemption or purchase to be given not more than 60 days and not less than 30 days prior to the redemption or purchase date by mailing a copy of all notices of redemption or purchase by first class mail, postage prepaid, to all Registered Owners of Bonds to be redeemed or purchased at their addresses shown on the Bond Register. Failure to mail any such notice or any defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption or purchase of any other Bond. Notices of redemptions or purchases shall also be mailed to the Remarketing Agents and the Credit Facility Issuer, if any. Any such notice shall be given in the name of the Issuer, shall identify the Bonds to be redeemed or purchased (and, in the case of partial redemption or purchase of any Bonds, the respective principal amounts thereof to be redeemed or purchased), shall specify the redemption or purchase date, and shall state that on the redemption or purchase date the redemption or purchase price of the Bonds called for redemption or purchase will be payable at the principal corporate trust office of the

Trustee, or in the case of mandatory redemptions or purchases pursuant to
Section 701(c)(i) or 701(d), as the case may be, at the office of the Tender Agent, if any, and that from that date interest will cease to accrue. The Trustee may use "CUSIP" numbers in notices of redemption or purchase as a convenience to Registered Owners, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption or purchase and that reliance may be placed only on the identification numbers containing the prefix established under this Indenture.

         (b) With respect to any notice of redemption of Bonds in accordance with Section 701(c)(i), such notice shall also specify the date of the expiration of the term of the Credit Facility.

         (c) After the Conversion Date, if at the time of mailing of notice of any optional redemption, there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional on the deposit of Available Moneys with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

         (d) Upon redemption of less than all of the Bonds, the Trustee shall furnish to the Credit Facility Issuer a notice in the form specified by the Credit Facility Issuer to reduce the coverage provided by the Credit Facility and upon redemption of all of the Bonds, the Trustee will surrender the Credit Facility to the Credit Facility Issuer for cancellation.

         Section 1075. Bonds Redeemed or Purchased in Part. Any Bond which is to be redeemed or purchased only in part shall be surrendered at a place stated in the notice provided for in Section 704 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver to the Registered Owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such Registered Owner in aggregate principal amount equal to and in exchange for the unredeemed and unpurchased portion of the principal of the Bond so surrendered.

                                  ARTICLE VIII

              Representations; Particular Covenants and Provisions

         Section 1081. Covenant to Pay Bonds; Bonds Limited Obligations of the Issuer. The Issuer covenants that it will promptly pay the principal of and interest on and other amounts payable under the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof; provided, however, that such principal and interest and other amounts are payable solely from payments received from Transferring Entities under Transferring Entity Agreements and other Revenues.

         THE PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, AND INTEREST ON THIS BOND ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES AND SPECIAL FUNDS PLEDGED FOR THEIR BENEFIT PURSUANT TO THIS INDENTURE. THE BONDS DO NOT CONSTITUTE A DEBT OR GENERAL OBLIGATION OF THE ISSUER. THE ISSUER IS ONLY OBLIGATED TO MAKE BOND PAYMENTS TO THE EXTENT IT RECEIVES REVENUES FROM THE OPERATION OF THE PROJECT.

         Section 1082. Covenants to Perform Obligations under this Indenture. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in the Bonds executed and delivered hereunder and in all proceedings of the Issuer pertaining thereto. The Issuer covenants that it is duly authorized under laws of the State, to issue the Bonds authorized hereby and to enter into this Indenture, to pledge the Revenues in the manner and to the extent herein set forth; and that all action on its part for the issuance of the Bonds issued hereunder and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the Registered Owners thereof are and will be the valid and binding obligations of the Issuer according to the tenor and import thereof.

         Section 1083. Covenant to Perform Obligations under the Transferring Entity Agreements.

         (a) Subject to the provisions of Section 804 of this Article, the Issuer covenants and agrees that it will punctually fulfill its obligations under this Indenture and the Transferring Entity Agreements; that it will not execute or agree to any change, amendment or modification of or supplement to this Indenture except by a supplement or an amendment duly executed by the Issuer with the approval of the Trustee and upon the further terms and conditions set forth in Article XIII of this Indenture; and that it will promptly notify the Trustee in writing of any actual or alleged Event of Default under this Indenture.





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

         (b) The Issuer agrees that the Project will be devoted exclusively to the purposes of holding, housing and incarcerating persons who have been arrested, and are being, or are to be, lawfully confined, for the violation or alleged violation of the laws of the State, any state of the United States, or the laws of the United States.

         Section 1084.  [Intentionally Omitted]

         Section 1085. Representations of Issuer. The Issuer makes the following representations to the Trustee:

         (a) The Issuer is a corporation, duly created, validly existing and in good standing under the laws of the State of Delaware;

         (b) The Issuer has the requisite power to enter into this Indenture and to perform its obligations hereunder and by proper corporate action, the Issuer has duly authorized the execution, delivery and performance of this Indenture;

         (c) The Issuer is not in violation of any provision of any laws in any manner material to its ability to perform its obligations under this Indenture; and

         (d) Neither the execution and delivery of this Indenture nor the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Indenture, conflict with or result in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of Issuer under the terms of any such instrument or agreement, except for any liens, charges and encumbrances that may be established by this Indenture.

         Section 1086. Inspection of Bond Register. At reasonable times and upon reasonable regulations established by the Bond Registrar, the Issuer or any Registered Owner may inspect the Bond Register, at its own expense.

         Section 1087. Construction and Maintenance of Project, Payment of Ad Valorem Taxes.

         (a) Construction of Project. The Issuer shall complete the acquisition, construction, installation and equipping of the Project substantially in accordance with the Plans and Specifications prepared by Dana Larson Roubal and Associates/DLR Group, Omaha, Nebraska. If the monies in the Project Fund are not





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

sufficient to pay the total cost of the Project, the Issuer shall complete the Project and pay that portion of the Costs of the Project in excess of the monies available therefor in the Project Fund, at its expense. If the Issuer is required to expend its own funds pursuant to this Section 807(a), the Issuer shall not be entitled to any reimbursement for or diminution in or postponement or abatement of Bond Payments required hereunder.

         (b) Maintenance and Repair. During the term of this Indenture, the Issuer agrees that it shall (i) keep the Project in as reasonably safe condition as its operations shall permit; (ii) keep the Project, all other improvements forming a part of the Project and the equipment located at the Project in good repair and in good operating condition making from time to time, all necessary and proper repairs thereto and renewals and replacements thereof, including external and structural repairs, renewals, and replacements; and (iii) use the equipment located at the Project in the regular course of its business only, within the normal capacity of the equipment, without abuse, and in a manner contemplated by the manufacturer thereof, and cause the equipment to be maintained in accordance with the manufacturer's then currently published standard maintenance contract and recommendations.

         (c) Ad Valorem Taxes. The Issuer shall pay, when due, all ad valorem taxes, if any, on the Project.

         Section 1088.  Insurance.

         (a) The Issuer shall obtain and maintain a policy of insurance including, but not limited to, insurance upon a repair and replacement cost value basis in an amount equal to 100% of such value as determined by a recognized and qualified appraiser selected by the Issuer, against the loss or damage by fire, lightning and other casualties, with a uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement.

         Such insurance may be in the form of a blanket insurance policy or policies. In any case, the Trustee and its officers, directors and employees shall be named as primary or additional insured parties.

         (b) Any insurance required by this Section may be provided by the Issuer through a self-insurance program if such program meets the following standards:

         (i) The self-insurance program has been approved by a nationally recognized independent actuary, insurance company or broker that has actuarial personnel experienced in the area of insurance which the party is self-insuring ("Insurance Consultant");





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

                 (ii) The self-insurance program includes an actuarially sound claims reserve fund out of which each self-insured claim shall be paid; the adequacy of such fund shall be evaluated not less frequently than every two years by an Insurance Consultant retained by the Issuer; and any deficiencies in any self-insured claims fund will be remedied in accordance with the recommendation of the Insurance Consultant;

                 (iii) The self-insured claims fund shall be held in a separate trust fund by an independent trustee; and

                 (iv) In the event the self-insurance program shall be discontinued, the actuarial soundness of its claims fund, as determined by an Insurance Consultant, is continuously maintained.

If such standards are not met and continuously maintained, the party shall cause all such insurance required by this Section to be procured and maintained with financially sound and generally recognized responsible insurance companies which have an A.M. Best & Co. rating of at least "A". All property damage and public liability insurance policies with respect to the Project shall name the Corporation and the Trustee and their respective agents as additional insureds under such policy or policies, as their interests may appear, and shall require the insurer to give 30 days' prior written notice of the cancellation thereof to the Trustee.

         (c) If any insurance required to be carried pursuant to the provisions of this Section shall be canceled or terminated, the party receiving the notification of such cancellation shall notify all other beneficiaries named in the applicable policy in writing within 30 days of such cancellation or termination.

         (d) All insurance proceeds resulting from the damage or destruction from any cause whatsoever of all or part of the Project shall be paid to the Trustee and applied as hereinafter provided in this Article. All other insurance proceeds shall be applied toward the extinguishment or satisfaction of the liability with respect to which such insurance proceeds are paid.

         Section 1089.  Damage to Project.

         (a) In the event of any damage to or loss of the Project or any part thereof, there shall be no abatement or reduction in the Bond Payments. Promptly after the occurrence of any damage or loss of the Project, the Issuer shall notify the Trustee as to the nature and extent of such damage or loss and, as soon as practicable thereafter, notify the Trustee whether it is practicable and desirable to rebuild, repair or restore such damage or loss. If the Project shall have been damaged or destroyed to such extent that the amount of net proceeds of insurance exceeds





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


$500,000 and the Issuer elects not to rebuild the Project or fail to so elect within 30 days of receipt by the Trustee of such net proceeds, such proceeds shall be paid into the Project Fund and used to redeem the Bonds. In the event such insurance proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, and the issuer shall determine to repair, rebuild or restore the damaged Project, the Issuer shall pay from any other funds properly available to it that portion of the costs thereof in excess of such proceeds.

         (b) If the proceeds of the insurance, together with other available funds, are greater than or equal to the outstanding principal balance and interest accrued on the Bonds and if the Issuer determines not to rebuild, repair or restore the damaged Project, it shall exercise its option to redeem Bonds pursuant to Section 701 of this Indenture, and the Trustee shall apply the insurance proceeds to the extent necessary to cause such redemption.

         Section 810.  Condemnation of Project.

         (a) In the event that title to or the temporary use of the Project or any part thereof shall be taken in condemnation or by the exercise of the power of eminent domain (or in settlement proceedings in lieu thereof) by any governmental body or by any Person acting under governmental authority, there shall be no abatement or reduction in the Bond Payments. The Issuer agrees to use its best efforts to obtain an award from such condemnation or taking by eminent domain (or in settlement proceedings in lieu thereof) that is in an amount at least equal to the outstanding principal amount of and accrued interest on the Bonds relating to the Project. Promptly after such condemnation or exercise of the power of eminent domain, the Issuer shall notify the Trustee whether it elects to restore or replace the Project. If title to, or temporary use of, all of the Project or any substantial portion thereof shall have been taken by eminent domain (or in such settlement proceedings in lieu thereof)and the amount of the net proceeds from such taking exceeds $500,000 and the Issuer elects not to replace the property so taken or fail to elect within 30 days of receipt by the Trustee of such net proceeds, such proceeds shall be paid into the Project Fund and used to redeem the Bonds. In the event such award is not sufficient to pay in full the costs of such restoration or replacement, and the Issuer determines to restore or replace the Project, the Issuer shall pay from any other funds properly available to it that portion of the costs thereof in excess of such proceeds.

         (b) If the proceeds of the condemnation award or awards or settlement proceedings, together with other available funds, are greater than the unpaid principal of and accrued interest on the Bonds and if the Issuer determines not to restore or replace the Project, it shall exercise its option to redeem Bonds pursuant to

Section 701 of this Indenture, and the Trustee shall apply the condemnation award or settlement proceedings to the extent necessary to cause such redemption.

         (c) The Trustee shall cooperate fully with the Issuer in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof. In no event will the Trustee voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the prior written consent of the Issuer.

         Section 811.  Liens and Assessments.

         (a) The Issuer shall (i) not create or suffer to be created any lien (including any judgment lien) or charge, other than a Permitted Encumbrance, upon the Project or any part thereof or upon the payments in respect thereof pursuant to this Indenture; (ii) pay or cause to be discharged or make adequate provision to satisfy and discharge within 60 days after the same shall come into force, any lien or charge upon the Project or any part thereof or any payments hereunder and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Project or any part thereof or any payments hereunder, except Permitted Encumbrances; and (iii) pay all utility and other charges, including "service charges," incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Project.

         (b) The Issuer may, in its discretion but without the duty to do so, in good faith (i) claim or defend any tax exemption for the Land and the Project to which it believes it is entitled to claim or defend, or (ii) contest any such taxes, assessments, liens and other charges and, in the event of any contest, may permit the taxes, assessments, liens or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the Trustee shall notify the Issuer that, in the Opinion of Counsel, by non-payment of any such items the security afforded pursuant to the terms of this Indenture will be materially endangered, in which event such taxes, assessments, liens or charges shall be paid forthwith or such other action shall be taken in order to remove such danger. The Trustee will cooperate fully with the Issuer in any such claim, defense or contest.

         Section 812. Installment of Additional Property. The Issuer may from time to time, in its sole discretion and at its own expense, install or cause to be installed machinery, equipment and other personal property in the Project and which may be attached or affixed to the Project. All such machinery, equipment and other personal property shall become part of the Project.





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

         Section 813. Remodeling of the Project. The Issuer may remodel the Project or make substitutions, additions, modifications and improvements to the Project from time to time, with the prior consent of the Trustee (which consent may not be unreasonably withheld), the costs of which shall be paid by or on behalf of the Issuer and the same shall become part of the Project.

         Section 814. Covenants of Title. The Issuer represents and covenants that it is lawfully seized and possessed of the Land upon which the Project is located and that it will forever defend said title against the claims of all persons whomsoever and, in the event of the breach of any covenant or warranty of title set forth herein, shall seek and pursue to recovery any amounts which are or may be due in connection with any policy of title insurance insuring title to the Land upon which the Project is located, which recovery shall be for the benefit of the Issuer.

         Section 815.  Compliance with Orders, Ordinances, Etc.

         (a) The Issuer agrees that it will, throughout the term of this Indenture, promptly comply with all statutes, codes, laws, acts, ordinances, orders, rules, regulations, permits, licenses and authorizations of all federal, state, city, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which are or at any time hereafter may be applicable to the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof.

         (b) Notwithstanding the provisions of subsection (a) of this Section, the Issuer may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsection (a). In such event, the Issuer may fail to comply with the requirements so contested during the period of such contest and any appeal therefrom, provided that, during the period of such contest or appeal, enforcement of such item or any penalty is effectively stayed so that no part of the Project is materially subject to loss or forfeiture.

         Section 816. Books and Records. The Issuer agrees to provide a copy of its audited financial statements to the Trustee and the Placement Agent within 90 days after the end of each fiscal year of the Issuer and shall provide to the Trustee reasonable access to the books of records and accounts relating to the Project and such other information regarding the Project as may be reasonably requested.

         Section 817. Assignment, Sale or Disposition of Interest in Project. The Issuer shall not sell, assign, sublease, or otherwise dispose of its interest in the Project to any other Person without the prior written consent of the Credit Facility Issuer and the





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

Trustee, and any such attempted sale, assignment, sublease, or disposition shall be null and void.

         Section 818.  Granting Other Rights to Third Parties.    Any easement
or right granted to any third party in or with respect to the use of the Project shall be specifically subordinated to the rights of the Trustee and shall be terminated in the event of a termination of this Indenture.

         Section 819.  [Intentionally Omitted].


         Section 820. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid, but only from the sources provided herein, the principal or purchase price of, and interest on, each of the Bonds at the place or places, at respective times and in the manner provided herein and in the Bonds. The Issuer will, except as provided otherwise herein, at least one Business Day prior to each due date of the principal or purchase price of or interest on the Bonds, deposit from the sources provided for herein, with the Trustee or other paying agent a sum which is an immediately available fund on the due date sufficient to pay such principal or interest.

         Section 821. Compliance Certificate as to Default. The Issuer will, so long as the Bonds are outstanding, deliver to the Trustee, promptly upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default under Section 9.01) a certificate executed by a Issuer Representative specifying such default or defaults.

         Section 822.  Maintenance of Corporate Existence.    The Issuer shall
remain qualified to do business or transact its business and conduct its offices in the State, shall maintain its good standing under the laws of the State, shall maintain its corporate existence and shall not dissolve or otherwise dispose of all or substantially all of its assets.





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

                                   ARTICLE IX

                              Default and Remedies

         Section 901. Defaults. Each of the following events is hereby declared an "Event of Default":

         (a) Payment of interest on any of the Bonds shall not be made when the same shall become due; or

         (b) Payment of the principal or redemption price of any of the Bonds shall not be made when the same shall become due, whether at maturity or upon call for redemption or otherwise; or

         (c) The Trustee receives written notice from the Credit Facility Issuer that an "Event of Default" under the Reimbursement Agreement has occurred and has not been waived or cured; or

         (d) The Trustee receives, on or before the close of business on the tenth day following a drawing under a Credit Facility to pay interest on the Bonds, notice by telecopier, by telex or in writing from the Credit Facility Issuer that the Credit Facility has not been reinstated for the amount so drawn; or

         (e) Payment of the purchase price of any Bond tendered pursuant to
Section 203 or Section 701(e) is not made when payment is due; or

         (f) The Issuer shall default in the due and punctual performance of any of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Issuer to be performed other than as referred to in the preceding paragraphs of this Section;

provided, however, that no default specified in clause (f) of this Section 901 shall constitute such an Event of Default until written notice specifying such default and requiring the same to be remedied shall have been given to the Issuer by the Trustee, at the written direction of the Registered Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, and the Issuer shall have had 30 days after receipt of such notice to correct said default and shall not have corrected said default within the applicable period.

         Section 902. Acceleration and Annulment Thereof. Subject to the requirement that the Credit Facility Issuer's consent to any acceleration must be obtained in the case of an Event of Default described in subsections (c) or
(f) of Section 901 hereof, upon the occurrence of an Event of Default, the Trustee may, and upon (i) the written request of the Registered Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, (ii) the written request of the Credit Facility Issuer, or (iii) the





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

occurrence of an Event of Default described in subsection (a), (b), (d) or (e) of Section 901 hereof, the Trustee shall, by notice to the Issuer, declare the entire unpaid principal of and interest on the Bonds due and payable; and upon such declaration, the said principal, together with interest accrued thereon, shall become payable immediately at the place of payment provided therein, anything in this Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee, to the extent it has not already done so, shall immediately draw upon the Credit Facility to the extent permitted by the terms thereof. Interest on the Bonds shall cease to accrue upon receipt by the Trustee of funds drawn under the Credit Facility.

         Immediately after any acceleration because of the occurrence of an Event of Default under Sections 901(a), (b), (d) or (e), the Trustee shall notify in writing the Issuer and the Credit Facility Issuer of the occurrence of such acceleration. Within five days of the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the Registered Owners of all Bonds then Outstanding of the occurrence of such acceleration.

         If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Registered Owners, including reasonable attorneys' fees, then, and in every such case, the Credit Facility Issuer or the Majority Registered Owners, by written notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all Registered Owners of Bonds,issued hereunder; provided, however, that the Trustee shall not annul any acceleration without the consent of the Credit Facility Issuer unless such acceleration has resulted from the failure of the Credit Facility Issuer to honor a proper draw for payment under the Credit Facility.

         Notwithstanding the foregoing, the Trustee shall not annul any acceleration which has resulted from an Event of Default which has resulted in a drawing under the Credit Facility unless the Trustee has received written notice that the Credit Facility has been reinstated in accordance with its terms to an amount equal to the principal amount of the Bonds then Outstanding plus 45 days' interest accrued thereon. The Trustee shall forward a copy of any notice from Registered Owners received by it pursuant to this paragraph to the Issuer. Promptly upon such annulment, the Trustee shall cancel, by notice to the Issuer, any demand for payment made by the Trustee pursuant to this
Section 902.





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

         Section 1093. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it hereunder and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article IX, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 1001 hereof, would best serve the interests of the Registered
Owners. It is the intention of the parties hereto that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers.

         Section 1094. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Credit Facility Issuer or the Registered Owners of not less than 25% in aggregate principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name:

         (i) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Registered Owners hereunder;

         (ii) Bring suit upon the Bonds and the Credit Facility (but only to the extent the Credit Facility Issuer shall have wrongfully dishonored drawings made in substantial conformity with the terms thereof); and

         (iii) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Registered Owners.

         Section 1095. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any default is discontinued or is determined adversely to the Trustee, the Credit Facility Issuer, the Issuer, the Trustee and the Registered Owners shall be restored to their former positions and rights hereunder as though no proceedings had been commenced.

         Section 1096. Credit Facility Issuer or Registered Owners May Direct Proceedings. Anything to the contrary in this Indenture notwithstanding, either the Credit Facility Issuer, if a Credit Facility is in effect, or the Majority Registered Owners shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Registered Owners.

         Section 1097. Limitations on Actions by Registered Owners. No Registered Owner shall have any right to bring suit on the Credit Facility. No Registered Owner shall have any right to pursue any other remedy hereunder unless:

         (a) the Trustee shall have been given written notice of an Event of Default;

         (b) the Registered Owners of not less than 25% in aggregate principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

         (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, except that no offer of indemnification shall be required for a declaration of acceleration under
Section 902 or for a drawing under the Credit Facility; and

         (d) the Trustee shall have failed to comply with such request within a reasonable time.

         Notwithstanding the foregoing provisions of this Section 907 or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective Registered Owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Registered Owners to enforce such payment.

         Section 1098. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Registered Owners of the Bonds.

         Section 1099. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 910. Delays and Omissions Not to Impair Rights. No delay or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article IX may be exercised from time to time and as often as may be deemed expedient.





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


         Section 911. Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article IX shall be applied in the following order; provided that any moneys received by the Trustee from a drawing under the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in clause (iii) below with respect to the principal of, and interest accrued on, Bonds other than Bonds held by or for the Issuer:

         (i) To the payment of the reasonable costs of the Trustee and any unpaid compensation due to it hereunder, including counsel fees, any disbursements of the Trustee with interest thereon at the Trustee's prime rate per annum and its reasonable compensation; and

         (ii) To the payment of principal or redemption price (as the case may be) and interest on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest.

         The surplus, if any, shall be paid to the Issuer or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct; provided that, if the Trustee has received payments under the Credit Facility following the Event of Default, the surplus shall be paid to the Credit Facility Issuer to the extent of such payments.

         Section 912. Trustee May File Claim in Bankruptcy. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer or any other obligor upon the Bonds or to property of the Issuer or such other obligor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                 (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;





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

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Registered Owners to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 911 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of the Registered Owners, any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of the Registered Owners in any such proceeding.

         All moneys received by the Trustee pursuant to any right given or action taken under this Indenture shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and the fees and expenses of the Trustee, be deposited in the Bond Fund and applied to the payment of the principal of, redemption premium, if any, and interest then due and unpaid on the Bonds in accordance with the provisions of this Indenture.

         Section 913.  [Intentionally Omitted]

         Section 914. Foreclosure of Mortgage. If an Event of Default shall have occurred and be continuing during any period in which Liberty Bank and Trust Company of Tulsa, National Association, shall be Trustee and such Trustee shall have received a direction from the Requisite Registered Owners to foreclose the Mortgage, such Trustee shall not be required to proceed with foreclosure if such Trustee determines, in the exercise of its sole and unlimited discretion, that it desires a Phase I/II Environmental Report and such Trustee is indemnified for the cost of such Phase I/II Environmental Report and any other report recommended therein. Further, if such Trustee determines, in the exercise of its sole and unlimited discretion, that it does not desire to become the owner, in its capacity as trustee, of the property subject to the Mortgage, such Trustee shall not be required to proceed with foreclosure and shall give notice of such determination to the Registered Owners. If the Requisite Registered Owners of the outstanding Bonds nonetheless desire to proceed with foreclosure and so notify such Trustee, such Trustee may resign and such resignation shall become effective upon acceptance of appointment by a Successor Trustee under Section 1013 of this Indenture. If the Successor Trustee requests any indemnification for any loss, cost or expense arising out of foreclosure, any such





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indemnification shall be the sole responsibility of the Requisite Registered
Owners.





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                                   ARTICLE X

                             Concerning the Trustee

         Section 1101. Acceptance of Trusts. The Trustee hereby represents and warrants to the Issuer (for the benefit of the Registered Owners as well as the Issuer) that it is a national banking association and that it is duly authorized under such laws and the laws of Texas to accept and execute trusts of the character herein set out.

         The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture including the following express terms and conditions, to all of which the parties hereto and the Registered Owners agree, except:

         (1) prior to the occurrence and continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon directions of the Issuer Representative and upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to requirements of this Indenture but need not verify the accuracy of the contents thereof.

         In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful malfeasance, except that:

         (1) this subsection shall not be construed to limit the effect of the preceding provisions of this Section 1001;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the





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Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Registered Owners relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

         Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, including without limitation Sections 1003 and 1004 hereof, shall be subject to the provisions of this
Section 1001.

         Section 1102.  Trustee to Give Notice.

         (a) If any Event of Default occurs and is continuing hereunder and if the Trustee has received written notice thereof or is deemed to have notice pursuant to Section 1002(b), the Trustee shall give to all Registered Owners, the Issuer, the Remarketing Agents and to the Credit Facility Issuer written notice of such default within 30 days after receipt of such information. For the purpose of this Section 1002 only, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under Section 901 hereof.

         (b) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except for a default referred to in Section 901(a) or (b), unless the Trustee shall have received written notice of such Event of Default by the Issuer, the Credit Facility Issuer or by the Registered Owners of 25% in aggregate principal amount of the Bonds then Outstanding.

         Section 1103.  Trustee Entitled to Indemnity.

         (a) The Issuer shall indemnify the Trustee, its officers, directors and employees against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in subsection (b). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Except where the Issuer is the claimant, the Issuer shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Trustee shall not be required to give any bond or surety in respect to the execution of its rights and obligations hereunder.

         (b) THE ISSUER SHALL NOT BE OBLIGATED TO REIMBURSE ANY EXPENSE OR TO INDEMNIFY AGAINST ANY LOSS OR LIABILITY INCURRED BY THE TRUSTEE THROUGH ITS GROSS NEGLIGENCE OR BAD FAITH.





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


         (c) To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the lien created by this Indenture for the benefit of the Owners of the Bonds on all money or property held or collected by the Trustee other than money derived from a draw on the Credit Facility. This lien shall survive the satisfaction and discharge of this Indenture.

         (d) When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

         (e) The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without indemnity, and in such case the Issuer shall reimburse the Trustee from funds available therefor for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith; provided, however, that the Trustee shall (i) make all payments hereunder of principal and redemption price of and interest on the Bonds and of the purchase price of Bonds tendered at the option of the Registered Owners thereof or purchased by the Issuer in lieu of redemption,
(ii) accelerate the Bonds when required to do so hereunder other than at the direction of the Registered Owners, and (iii) draw on the Credit Facility when required to do so hereunder, each without the necessity of the Registered Owners providing security or indemnity to the Trustee. If the Issuer shall fail to make reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture (other than money derived from a draw on the Credit Facility) and shall be entitled with respect thereto to a preference over the Bonds.

         (f) Subject to the standards described in Section 1001 hereof, prior to taking action under this Indenture except for a declaration of acceleration under Section 902 or a drawing under the Credit Facility or the payment of principal and interest on the Bonds, the Trustee may require that satisfactory indemnity be furnished to it for reimbursement of all expenses to which it may be put and to protect it against all liability by reasons of any action so taken, except liability resulting from its gross negligence or willful malfeasance. None of the provisos contained in this Indenture is intended to require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or other exercise of its rights or powers hereunder.

         (g) All money received by the Trustee or any paying agent for the Bonds shall, until used, applied or invested as herein provided, be held in trust for the purposes for which it was received, but need not be segregated from other funds, except to the extent required herein or by law. Neither the Trustee nor any





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

such paying agent shall be under any liability for interest on any money received hereunder.

         (h) The immunities and protections from liability granted to the Trustee herein shall apply to all actions taken or admitted to be taken by the Trustee in performing as Trustee under this Indenture, the Deed of Trust and any other document related hereto.

         (i) The Trustee shall have no responsibility with respect to any information, statement or recital in any private offering memorandum or any other disclosure material prepared or distributed with respect to the Bonds.

         (j) Notwithstanding anything else where contained in this Indenture required to, demand, in respect to the authentication of any Bonds, the withdrawal of any cash or any action whatsoever with the purview hereof, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof and as a condition of such action by the Trustee which the Trustee deems desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash or the taking of any other action by the Trustee.

         (k) The right of the Trustee to do things enumerated herein shall not be construed as a duty.

         (l) The Trustee may execute any of the trust or powers hereof and perform any of its duties by or through attorneys, agents, or receivers that shall not be answerable for the conduct of the same if appointed with due care.

         Section 1104. Trustee Not Responsible for Insurance, Taxes, Execution of Indenture, Acts of the Issuer or Application of Moneys Applied in Accordance with this Indenture. The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture by the Issuer or the validity or sufficiency of the security provided thereunder or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no liability for failure to see that any such duties or covenants are so done or performed.





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


         The Trustee shall not be liable or responsible because of the failure of the Issuer or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Issuer or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depositary in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture.

         The immunities and exemptions from liability of the Trustee hereunder shall extend to its parent, shareholders, affiliates, directors, officers, employees and agents.

         Section 1105. Compensation. Subject to the provisions of any contract relating to the compensation of the Trustee, the Issuer shall pay to the Trustee as administrative expenses its reasonable fees and charges. The Issuer and the Trustee contemplate entering into a Fee Agreement acceptable to both of them. In computing the Trustee's compensation, the parties shall not be limited by any law on the compensation of an express trust. If the Issuer shall fail to make any payment required by this Section 1005, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over the Bonds hereunder; provided that no payments under this Section 1005 shall be made with moneys drawn under the Credit Facility.

         Section 1106. Trustee to Preserve Records. All records and files pertaining to the Project in the custody of the Trustee shall be open at all reasonable times to the inspection of the Issuer and the Bank and their agents and representatives.

         Section 1107. Trustee May be Registered Owners. The institution acting as Trustee under this Indenture, and its parent, shareholders, affiliates, directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Registered Owner in any action which any Registered Owner may be entitled to take with like effect as if such institution were not the Trustee under this Indenture.

         Section 1108. Trustee Not Responsible for Recitals. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and the Trustee shall not be under any responsibility for the correctness of the same.

         Section 1109. No Trustee Responsibility for Recording or Filing. The Trustee shall not be under any obligation to see to the recording or filing of this Indenture, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.

         Section 1110. Trustee May Rely on Certificates. Subject to the provisions of Section 1001 hereof, the Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.

         Section 1011. Qualification of the Trustee. There shall at all times be a trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws and the applicable laws of the State to exercise corporate trust powers and act as Bond Registrar hereunder, having itself, or being a member of a banking holding company group having, a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or state authority. If such association or corporation is not a commercial bank or trust company, it shall also have a rating by Moody's (if the Bonds are then rated by Moody's) of BAA 3/P3 or higher, or by S&P (if the Bonds are then rated by S&P) of BBB/A3 or higher or shall otherwise be approved in writing by Moody's or S&P, as the case may be. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 1011, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 1011, it shall resin immediately in the manner and with the effect specified in Section 1012 hereof.

         Section 1012.  Resignation and Removal of Trustee.





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

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 1013 hereof.

         (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by an instrument or instruments in writing to the Trustee, with copies to the Issuer, signed by the Majority Registered Owners or by their attorneys, legal representatives or agents and delivered to the Trustee and the Issuer (such instruments to be effective only when received by the Trustee).

         (d)     If at any time:

                 (1) the Trustee shall cease to be eligible under Section 1011 hereof, and shall fail to resign after written request therefor by the Majority Registered Owners, or

                 (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer may remove the Trustee, or (ii) any Registered Owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority Registered Owners delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer and approved by the Majority Registered Owners and accepted appointment in the manner hereinafter provided, any Registered Owner, if he has been a bona fide Registered Owner of a Bond for at least six months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to each Registered Owner. Each notice shall include the name and address of the principal corporate trust office of the successor Trustee.

         Section 1013. Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Issuer, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessors; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 1005 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 1003 and 1005 hereof. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Issuer.

         Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee, may be merged or consolidated, or to which the corporate trust business or assets and business of such bank or trust company as a whole may be sold, shall be deemed the successor of the Trustee.

         Section 1014. Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. It is recognized that in case of litigation under this Indenture upon the occurrence of an Event of Default, it may be necessary that the Trustee appoint an additional individual or institution as a separate Trustee or Co-Trustee, which shall be satisfactory to the Issuer. The following provisions of this Section 1014 are adapted to these ends.

         In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

         Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.





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                                   ARTICLE XI

                 Execution of Instruments by Registered Owners
                        and Proof of Ownership of Bonds

         Section 1111. Execution of Instruments by Registered Owners and Proof of Ownership of Bonds. Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by a Registered Owner may be signed or executed by the Registered Owner or its attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of the Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

         The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such verification or affidavit shall also constitute sufficient proof of his authority.

         Nothing contained in this Section 1101 shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of a Registered Owner shall bind every future Registered Owner of the Bonds to which such request or consent pertains or any Bonds issued in lieu thereof in respect of anything done by the Trustee pursuant to such request or consent.

         Notwithstanding any of the foregoing provisions of this Section 1101, the Trustee shall not be required to recognize any person as an owner of Bonds or to take any action at his request unless the Bonds shall be deposited with it.

         Section 1112. Preservation of Information. The Trustee shall preserve in the Bond Register, in as current a form as is reasonably practicable the name and address of each Registered Owner received by the Trustee in its capacity as Bond Registrar.





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

                                  ARTICLE XII

                   The Remarketing Agents; The Tender Agent;
                              The Placement Agents

         Section 1121.  The Remarketing Agents.

         (a) The Issuer hereby appoints First Union National Bank of North Carolina, with its corporate office in Charlotte, North Carolina, acting through its Capital Markets Group, and Stephens Inc., with its corporate office in Little Rock, Arkansas as Remarketing Agents under this Indenture. The Remarketing Agents and any successor Remarketing Agents, by written instrument delivered to the Issuer and the Trustee, shall accept the duties and obligations imposed on it under this Indenture and the Remarketing Agreement.

         (b) In addition to the other obligations imposed on the Remarketing Agents hereunder, the Remarketing Agents shall agree to keep such books and records in connection with its activities as Remarketing Agents hereunder as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Credit Facility Issuer at all reasonable times.

         (c) Each of the Remarketing Agents shall at all times be members of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or a trust company, in each case authorized by law to perform their respective obligations hereunder.

         (d) If at any time either of the Remarketing Agents is unable or unwilling to act as Remarketing Agents, such Remarketing Agent, upon 60 Business Days' prior written notice to the Issuer, the Trustee, the other Remarketing Agent and the Tender Agent, may resign. Either Remarketing Agent may be removed at any time by the Issuer with the consent of the Credit Facility Issuer, by written notice signed by the Issuer delivered to the Trustee, the Remarketing Agents and the Tender Agent. Upon resignation or removal of both Remarketing Agents, the Issuer shall appoint a substitute Remarketing Agent meeting the qualifications of Section 1201(c).

         (e) In the event that the Issuer shall fail to appoint a successor Remarketing Agent upon the resignation or removal of both Remarketing Agents or upon a dissolution, insolvency or bankruptcy, the Trustee may, but is not required to, appoint a Remarketing Agent or itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this
Section 1201.





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

                 Section 1122.  The Tender Agent.

         (a) The Issuer hereby appoints First Union National Bank of Virginia as Tender Agent under this Indenture, which agent has a corporate trust office in Richmond, Virginia. The Tender Agent and any successor Tender Agent, by written instrument delivered to the Issuer and the Trustee, shall accept the duties and obligations imposed on it under this Indenture.

         (b) If at any time the Tender Agent is unable or unwilling to act as Tender Agent, the Tender Agent, upon 60 days' prior written notice to the Issuer, the Trustee, and the Remarketing Agents, may resign; provided, however, that in no case shall such resignation become effective until the appointment of a successor Tender Agent. The Tender Agent may be removed at any time by the Issuer, by written notice signed by the Issuer delivered to the Trustee, the Remarketing Agents, the Credit Facility Issuer and the Tender Agent. Upon resignation or removal of the Tender Agent, the Issuer shall appoint a substitute Tender Agent; provided, however, that in no case shall such removal become effective until the appointment of a successor Tender Agent.

         (c) In the event the Issuer shall fail to appoint a successor Tender Agent upon the resignation or removal of the Tender Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may at its discretion, but is not required to, act as Tender Agent until the appointment of a successor Tender. Agent in accordance with this Section 1202.

         Section 1123. The Placement Agents. Each of the Placement Agents shall be a member of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or trust company, in each case authorized by law to perform its obligations described in
Section 202(e) hereof. The Placement Agents shall agree to establish the Preliminary Fixed Rate and to use their best efforts to arrange for the sale of Tendered Bonds on the Conversion Date, all as more particularly described in
Section 202(e).

         Section 1124. Notices. The Trustee shall, within 30 days of the resignation or removal of either Remarketing Agent, either Placement Agent or the Tender Agent or the appointment of a successor Placement Agent or a successor Remarketing Agent or Tender Agent, give notice thereof by first-class mail, postage prepaid, to the Registered Owners of the Bonds.





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

                                  ARTICLE XIII

                           Amendments and Supplements

         Section 1131. Amendments and Supplements Without Registered Owners' Consent. This Indenture may be amended or supplemented by the Issuer and the Trustee at any time and from time to time, without the consent of the Registered Owners, but with the consent of the Credit Facility Issuer, if a Credit Facility is in effect, by a supplemental indenture authorized by a resolution of the Board filed with the Trustee, for one or more of the following purposes:

         (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

         (b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the Registered Owners of the Bonds;

         (c) to permit the Bonds to be converted during the Variable Rate Period to certificated securities;

         (d) to permit the appointment of a co-trustee under this Indenture;

         (e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939;

         (f) except as otherwise provided in Section 1302 hereof, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P; and

         (g) to amend the administrative provisions hereof to accommodate the provisions of an Alternate Credit Facility. Prior to making any amendment, the Issuer shall provide the Trustee and the Credit Facility Issuer with a copy of the proposed amendment.

         Section 1302. Amendments With Registered Owners' and Credit Facility Issuer's Consent. This Indenture may be amended by the Issuer and the Trustee from time to time, except with respect to (i) the principal, redemption price, purchase price, or interest payable upon any Bonds, (ii) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bonds, and (iii) this Article XIII, by a supplemental indenture consented to by the Credit Facility Issuer (if a Credit Facility is in effect) and approved by the Registered Owners of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the act proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses
(i) through (iii) of the preceding sentence only with the unanimous consent of all Registered Owners and the Credit Facility Issuer (if a Credit Facility is in effect).

         Section 1303. Supplemental Indentures Affecting Rights of Credit Facility Issuer. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XIII which in the judgment of the Credit Facility Issuer (if a Credit Facility is in effect) adversely affects the rights of the Credit Facility Issuer hereunder shall not become effective unless or until the Credit Facility Issuer shall have consented to the execution and delivery thereof.

         Section 1134.  [Intentionally Omitted]

         Section 1135.  [Intentionally Omitted]

         Section 1136. Amendment of Credit Facility. The initial Credit Facility may be amended to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P provided that such amendment or supplement will not adversely affect the interests of the Registered Owners. The Credit Facility may be amended to extend the term thereof as provided herein. The Trustee shall notify the Registered Owners and the Issuer of any proposed amendment of the Credit Facility which would adversely affect the interests of the Registered Owners and shall consent thereto with the consent of the Issuer, which consent shall not be unreasonably withheld, and with the consent of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the Registered Owners of all Bonds then Outstanding, consent to any amendment which would decrease the amount payable under the Credit Facility or reduce the term of the Credit Facility. Prior to making any amendment, the Issuer shall provide the Trustee and the Credit Facility Issuer with a copy of the proposed amendment.

         Section 1137. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XIII and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done;

provided that certain amendments may, by agreement between the Trustee and the Credit Facility Issuer, require the prior consent of the Credit Facility Issuer.

                                  ARTICLE XIV

                           Defeasance; Other Payments

         Section 1141.  Defeasance.

         (a) When the principal or redemption price (as the case may be) of, and interest on all Bonds issued hereunder have been paid, or provision has been made for payment of the same, together with the compensation of the Trustee and all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, and the Trustee, on written demand of the Issuer, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to the Issuer or to such person, body or authority as may entitled to receive the same all balances then held by it hereunder; provided, that if any payments have been received by the Trustee from the Credit Facility in connection with such release, such balances shall be paid to the Credit Facility Issuer to the extent of such payments. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot by the Trustee and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds.

         (b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably sets aside exclusively for such payment, (i) moneys sufficient to make such payment provided that if a Credit Facility is then held by the Trustee, such moneys shall constitute Available Moneys or (ii) moneys and/or noncallable Government Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys without reinvestment to make such payment (as verified to the Trustee by an investment banking firm or independent certified accounting firm); provided that such provision for payment may only be made after the Conversion Date, and provided further, that if a Credit Facility is then held by the Trustee, such moneys and/or Government Obligations shall have been on deposit with the Trustee in a separate and segregated account for a period of 366 days during and prior to which no Event of Bankruptcy has occurred or which Government Obligations were purchased with Available Moneys.

         No Bonds in respect of which a deposit under clause (b) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds. Notwithstanding the foregoing, no delivery to the Trustee under this subsection (b) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such

Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal of, redemption price of, and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all Registered Owners of such Bonds at their addresses shown on the Bond Register.

         (c) Anything in Article XIII to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price, of the Bonds and the interest thereon and the principal or redemption price, of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the Registered Owner of each of the Bonds affected thereby.

         Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof, and the dates, premiums and notice requirements for optional and mandatory redemption and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, nonpresentment of Bonds, the holding of moneys in trust and repayments to the Issuer or the Credit Facility Issuer from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Issuer and the Registered Owners, notwithstanding the release and discharge of the lien of this Indenture.

         Section 1142. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provisions therefor made in accordance with Section 1401 hereof, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the Registered Owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such Registered Owners.

         Section 1143. Effect of Purchase of Bonds. No purchase of Bonds pursuant to Section 303 shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

                                   ARTICLE XV

                            Miscellaneous Provisions

         Section 1151. Covenants of Issuer to Bind its Successors. In the event of the dissolution of the Issuer, all of the covenants, stipulations, obligations and agreements contained in this Indenture by or on behalf of or for the benefit of the Issuer shall bind or inure to the benefit of the successor or successors of the Issuer from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law, and the word "Issuer" as used in this Indenture shall include such successor or successors.

         Section 1152. Notices. Any notice, demand, direction, request or other instrument authorized or required by its Indenture to be given to or filed with the Issuer, the Trustee or the Credit Facility Issuer shall be in writing and shall be deemed given or filed for all purposes of this Indenture when delivered by hand delivery or mailed by first- class, postage prepaid, registered or certified mail, addressed as follows:

                 If to the Issuer:

                 Corrections Corporation of America
                 102 Woodmond Blvd., Suite 800
                 Nashville, TN 37205
                 Telecopy No. (615) 269-8635

                 If to the Trustee:

                 Liberty Bank and Trust Company
                   of Tulsa, National Association
                 15 East 5th Street
                 Tulsa, OK 74103
                 Telecopy No. (918) 586-5099
                 (Attention: Corporate Trust Department), or if to any successor Trustee or Co-Trustee, addressed to it at its principal corporate trust office;

                 If to the Credit Facility Issuer:

                 First Union National Bank of North Carolina
                 Two First Union Center
                 Charlotte, North Carolina 28288
                 Telecopy No.: (704) 374-2768
                 (Attention: International Operations)
                 with a copy to:

                 First Union National Bank of Tennessee
                 150 4th Avenue, 2nd Floor
                 Nashville, Tennessee 37219
                 Telecopy No.: (615) 251-9461
                 (Attention: Tim Fouts, Vice President

and if sent by telecopy, addressed as above, at the time and date appearing on the report of delivery.

         All documents received by the Trustee under the provisions of this Indenture, or photographic copies thereof, shall be retained in its possession until this Indenture shall be released in accordance with the provisions hereof, subject at all reasonable times to the inspection of the Issuer and the Registered Owners and the agents and representatives thereof.

         The Issuer, the Trustee, and the Credit Facility Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 1153. Trustee as Paying Agent and Bond Registrar. The Trustee is hereby designated and agrees to act as Paying Agent and Bond Registrar for and in respect of the Bonds and any amounts received under the Credit Facility or the Transferring Entity Agreements.

         Section 1154. Rights Under Indenture. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and the Registered Owners of the Bonds issued under and secured by this Indenture, any right, remedy or claim, legal or equitable, under or by reason of this Indenture or any provision hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto and the Registered Owners from time to time of the Bonds issued hereunder.

         Section 1155. Form of Certificates and Opinions. Except as otherwise provided in this Indenture, any request, notice, certificate or other instrument from the Issuer to the Trustee shall be deemed to have been signed by the proper party or parties if signed by the Issuer Representative, and the Trustee may accept and rely upon a certificate signed by the Issuer Representative as to any action taken by the Issuer.

         Section 1156. Severability. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement of the Issuer contained in the Bonds or in this Indenture shall for any reason be held to be in violation of law then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Issuer to the full extent permitted by law.

         Section 1157. Covenants of Issuer Not Covenants of Officials Individually. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, agent or employee of the Issuer or the Board in his individual capacity, and neither directors, nor officers of the Issuer shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No director, officer, agent or employee of the Issuer shall incur any personal liability in acting or proceeding or in not acting or not proceeding in accordance with the terms of this Indenture.

         Section 1158. State Law Governs. This Indenture shall be governed by and construed in accordance with the laws of the State.

         Section 1159. Payments or Performance Due on Days Other Than Business Days. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds or specified last date for the performance of any act or the exercising of any right shall be a day other than a Business Day, then such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if made, performed or exercised on the specified date, provided that interest shall accrue for the period of any such extension.

         Section 1510. Consent of Credit Facility Issuer. All provisions hereof and in the Deed of Trust regarding consents, directions, appointments or requests by the Credit Facility Issuer will be deemed not to require such consents, directions, appointments or requests by the Credit Facility Issuer and will be read as if the Credit Facility Issuer were not mentioned therein during any time in which (a) the Credit Facility Issuer is in default in its obligation to make payments under the Credit Facility in accordance with its terms or (b) the Credit Facility will at any time for any reason cease to be valid and binding upon the Credit Facility Issuer or will be declared to be null and void, or the validity or enforceability thereof is being protested by the Credit Facility Issuer or any governmental agency or authority, or if the Credit Facility Issuer is denying further liability or obligation under the Credit Facility, or (c) the bankruptcy or insolvency of the Credit Facility Issuer.

         Section 1511. Execution in Counterparts. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

         IN WITNESS WHEREOF, the Corrections Corporation of America has caused this Indenture to be executed in its name and on its behalf by the Chairman and Chief Executive Officer of the Issuer and the seal of the Issuer to be impressed hereon and attested by the Secretary of the Issuer; and the Trustee has caused this Indenture to be executed in its name and on its behalf by an authorized representative, and its corporate seal to be impressed hereon and attested by a responsible officer, all as of the date and year first above written.

                                   Corrections Corporation of America, as
                                   Issuer


(SEAL)                             By:
                                       ----------------------------------------
                                   Title: Chairman and Chief Executive
                                          Officer
ATTEST:


-------------------------------
Secretary


                                   Liberty Bank and Trust Company of Tulsa,
                                   National Association
                                   as Trustee


(SEAL)                             By:
                                          -------------------------------------
                                   Title:
                                         --------------------------------------
ATTEST:


-------------------------------
Secretary





                               - SIGNATURE PAGE -

STATE OF TENNESSEE                )
                                  )       SS:
COUNTY OF DAVIDSON                )


         I, the undersigned Notary Public, certify that Doctor R. Crants personally came before me this day and acknowledged that the foregoing instrument was signed in the name of Corrections Corporation of America by its Chairman and Chief Executive Officer, and attested by its Secretary.

         WITNESS my hand and official seal, this the ______ day of July, 1996.



                                           -----------------------------------
                                           Notary Public


My Commission expires:


-----------------------------

(Notary Seal)





                                - NOTARY PAGE -

STATE OF OKLAHOMA         )
                          )        SS:
COUNTY OF ________        )


         I, the undersigned Notary Public, certify that_________________________ ________________________________ personally came before me this day and acknowledged that he/she is the Vice President of Liberty Bank and Trust
Company of Tulsa, National Association, and that by authority duly given and as the act of said banking association, the foregoing instrument was signed in its name by its ______________, sealed with its corporate seal, and attested by its Secretary.

         WITNESS my hand and official seal, this the ______ day of July, 1996.



                                           ------------------------------------
                                           Notary Public




------------------------------------

(Notary Seal)





                                - NOTARY PAGE -

                                                                       EXHIBIT A


                   FORM OF NOTICE OF CONVERSION TO FIXED RATE

                                                       Date: ___________________

To:      [Registered Owners of Bonds]

         RE:     $______________ Detention Center Revenue Bonds,
                 Series 1996

Ladies and Gentlemen:

(1) The interest rate on the above-captioned Bonds is being converted to the Fixed Rate (as defined in, and to be determined in, this Indenture) effective on ______________ ___, 19__ (the "Conversion Date" as defined in this Indenture).

         (2)     After ________________ ___, 19___ (the tenth day preceding the
Conversion Date), Registered Owners of Bonds shall not be entitled to deliver Bonds to First Union National Bank of Virginia, as Tender Agent, for purchase pursuant to Section 203 of this Indenture.

         (3) The Preliminary Fixed Rate (as defined in, and determined as described in, this Indenture) is __________ __%.

         (4) Depending on market conditions, the Fixed Rate may be higher but in no event shall be lower than the Preliminary Fixed Rate.

         (5) Payment of the Bonds [will] [will not] be supported by a Credit Facility (as defined in this Indenture) after the Conversion Date [, which Credit Facility will be issued by __________________ effective on the Conversion Date and expiring on ___________________, _____ unless otherwise terminated by the terms thereof].

         (6) All Bonds shall be deemed to have been tendered for purchase (without the right to retain). In order to receive payment of the purchase price of any Bond, the Registered Owner of such Bond must deliver such Bond to the office of First Union National Bank of Virginia, as Tender Agent, at Richmond, Virginia before 10:00 a.m. on the Conversion Date.

                 Liberty Bank and Trust Company of Tulsa,
                 National Association, as Trustee


                 By:
                        --------------------------------------
                        Title:
                               -------------------------------

                                   EXHIBIT B

$____________________________                             No. _________________

                          REQUISITION AND CERTIFICATE

                           ________________, 19_____

Liberty Bank and Trust Company
 of Tulsa, National Association
15 East 5th Street
Tulsa, OK 74103

Attention:      Corporate Trust Department

         Re:    Corrections Corporation of America
                $______________ Detention Center Revenue Bonds, Series 1996

Ladies and Gentlemen:

         On behalf of the Corrections Corporation of America (the "Issuer"), I hereby requisition, from the funds representing the proceeds of the sale of the Issuer's $_________________ Detention Center Revenue Bonds, Series 1996 and dated as of _______________, 1996 (the "Bonds"), which funds are held by you in the Detention Center Revenue Bonds, Series 1996 Project Fund in accordance with the Trust Indenture (the "Indenture") dated as of August 1, 1996, from the Issuer to you, the sum of $_________________ from the Project Fund to be used to pay to the payees the amounts designated on the schedule attached hereto. Capitalized terms not defined herein shall have the meaning set forth in this Indenture.

         I hereby certify that (a) the obligation to make such payment was incurred by the Issuer as a Cost of the Project, and has not been the basis for any prior requisition which has been paid; (b) the Issuer has not received written notice of any lien, right to lien or attachment upon, or claim affecting the right of such payee to receive payment of, any of the money payable under this requisition to any of the persons, firms or corporations named herein, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition; (c) no Event of Default or event which after notice or lapse of time or both would constitute an Event of Default has occurred and not been waived; and (d) the amount requisitioned hereby is being expended in a manner consistent in all material respects with the terms of this Indenture.

         [The following paragraph is to be completed when any requisition and certificate includes any item for payment for labor, for indicated items of equipment or to contractors, builders or materialmen.]

                 I hereby certify that insofar as the amount covered by the above requisition includes payments to be made for labor or to contractors, builders or materialmen, including payment for equipment, materials or supplies, in connection with the Costs of the Project: (i) all obligations to make such payments have been properly incurred, (ii) any such labor was actually performed and any such equipment, materials or supplies were actually furnished or installed on or about the Project and are a proper charge against the Costs of the Project, and (iii) such equipment, materials or supplies either are not subject to any lien or security interest or, if the same are so subject, such lien or security interest will be released or discharged upon payment of this requisition.



                                            ---------------------------------
                                            Issuer Representative

SCHEDULE TO REQUISITION AND CERTIFICATE NO. ____________________


Payee                             Item
-----                             ----
      Amount
      ------